Exhibit 10.10

SONIC CORP. SAVINGS AND PROFIT SHARING PLAN

Restatement Effective October 1, 2010

TABLE OF CONTENTS

ARTICLE I	Definitions	1

1.1	Account Balance	1
1.2	Accounting Date	1
1.3	Administrator	2
1.4	Alternate Payee	2
1.5	Annual Additions	2
1.6	Beneficiary or Designated Beneficiary	2
1.7	Break in Service	4
1.8	Code	5
1.9	Committee	5
1.10	Compensation	5
1.11	Disability	6
1.12	Effective Date	6
1.13	Eligible Employee	6
1.14	Employee	7
1.15	Employer	7
1.16	Employment Commencement Date	7
1.17	Entry Date	7
1.18	ERISA	7
1.19	Five Percent Owner	8
1.20	Forfeiture	8
1.21	Former Participant	8
1.22	Highly Compensated Employee	8
1.23	Hour of Service	8
1.24	Individual Accounts	8
1.25	Leased Employee	9
1.26	Limitation Year	9
1.27	Named Fiduciary	9
1.28	Nonforfeitable	10
1.29	Non-Highly Compensated Employee	10
1.30	Normal Retirement Age	10
1.31	Normal Retirement Date	10
1.32	Participant	10
1.33	Period of Severance	10
1.34	Plan	10
1.35	Plan Sponsor	10
1.36	Plan Year	10
1.37	Predecessor Employer	11
1.38	Re-Employment Commencement Date	11
1.39	Related Employer	11
1.40	Required Beginning Date	11
1.41	Service	12
1.42	Severance from Employment Date	12

i

1.43	Top-Heavy Plan	12
1.44	Trust Agreement	16
1.45	Trust Fund	16
1.46	Trustee	16
1.47	Valuation Date	16
1.48	Year of Service	17

ARTICLE II	Eligibility and Participation	18

2.1	Eligibility Conditions	18
2.2	Participation Election	18
2.3	Participant Re-Entry	18

ARTICLE III	Contributions	19

3.1	Salary Deferral Contributions	19
3.2	Catch-Up Contributions	21
3.3	Matching Contributions	21
3.4	Profit Sharing Contributions	22
3.5	Rules Governing Deposits of Contributions	23
3.6	Adjustment of Individual Accounts	23
3.7	Gap Period Income on Distributed Excess Contributions and Excess Aggregate Contributions	24
3.8	Participant Voluntary After Tax Contributions	24

ARTICLE IV	Allocation of Employer Contributions to Individual Accounts	24

4.1	Allocation of Contributions	24
4.2	Application of Forfeitures	25
4.3	Limitations on Allocations Under Code Section 415	25
4.4	Top-Heavy Allocations	26
4.5	Post-Allocation Adjustments to Accounts	27

ARTICLE V	In-Service Distributions	28

5.1	Withdrawal of Employer Contributions Before Severance From Employment	28
5.2	Withdrawal of Salary Deferral Contributions Before Severance From Employment	28
5.3	Hardship Distributions	29
5.4	Qualified Reservist Distributions	30

ARTICLE VI	Distributions After Severance from Employment	31

6.1	Eligibility Due to Retirement, Death, or Disability	31
6.2	Eligibility Due To Severance from Employment	31
6.3	Vesting	32
6.4	Forfeiture	32
6.5	Determination of Amount of Vested Undistributed Account	33
6.6	Payment of Benefits	33

ARTICLE VII	Mandatory Distribution of Benefits	34

ARTICLE VIII	Forms of Distribution	35

8.1	Forms of Payment of Benefits	35
8.2	Direct Rollover Benefit	35
8.3	Election to Receive Benefits	37
8.4	Minority or Disability	38
8.5	Unclaimed Account Procedure	38

ARTICLE IX	Plan Sponsor and Employers	38

9.1	Employer Action	38
9.2	Plan Amendment	38
9.3	Discontinuance, Termination of Plan	40
9.4	Prohibition Against Reversion to Plan Sponsor or an Employer	41
9.5	Adoption by Related Employers	41
9.6	Authority of Administrator over Employers	44
9.7	Deficiency of Earnings or Profits	44

ARTICLE X	The Committee	44

10.1	Committee Appointment	44
10.2	Committee Action and Procedure	45
10.3	Committee Powers and Duties	45
10.4	Committee Reliance	46
10.5	Committee Authority	46
10.6	Conflicts of Interest	46
10.7	Appointment of Agent and Legal Counsel	47
10.8	Annual Accounting	47
10.9	Funding Policy	47

ARTICLE XI	Administration	47

11.1	Administrator Appointment	47
11.2	Summary Plan Description	47
11.3	Summary Annual Report	48
11.4	Individual Benefit Statements	48
11.5	Copies of Additional Documents	48
11.6	Documents Available for Examination	48
11.7	Notice of Participant Rights under ERISA	48
11.8	Notice to Participant on Participant Termination	48
11.9	Notice to Trustee on Participant Termination	49
11.10	Claims for Benefits	49
11.11	Appeals of Decisions of the Committee	50
11.12	Special Rules for Disability Claims	50

ARTICLE XII	Investment of Trust Assets	52

12.1	Appointment of Trustee	52
12.2	Investment of Accounts	52
12.3	Income and Expenses	53

12.4	Exclusive Benefit	53
12.5	Valuation	53
12.6	Investment Policy	54
12.7	Divestment of Employer Securities	54

ARTICLE XIII	Participant Loans	55

13.1	General	55
13.2	Loan Policy	56
13.3	Special Rules under USERRA for Loan Repayments	56

ARTICLE XIV	Rollovers, Mergers, and Direct Transfers	56

14.1	Participant Rollover Contributions	56
14.2	Mergers and Direct Transfers	57
14.3	Rules Concerning Certain Rollovers, Mergers, and Direct Transfers	58

ARTICLE XV	Exclusive Benefit	58

15.1	Exclusive Benefit	58
15.2	Denial of Request for Approval	59
15.3	Mistake of Fact	59
15.4	Disallowance of Deduction	59
15.5	Spendthrift Clause	59
15.6	Termination	60

ARTICLE XVI	Construction	61

16.1	Headings	61
16.2	Context	61
16.3	Employment Not Guaranteed	61
16.4	Waiver of Notice	62
16.5	State Law	62
16.6	Parties Bound	62
16.7	Severance	62
16.8	Employees in Qualified Military Service	62

Sonic Corp. Savings and Profit Sharing Plan

Sonic Corp., a Delaware corporation (the “Plan Sponsor”), hereby adopts this restatement of the Sonic Corp. Savings and Profit Sharing Plan (the “Plan”), effective October 1, 2010, or as otherwise specified herein.

R E C I T A L S:

WHEREAS, the Plan Sponsor has previously established the Plan for the exclusive benefit of its eligible Employees and their Beneficiaries and those of the Employers;

WHEREAS, the Plan Sponsor recognizes the lasting contribution made by its Employees to its successful operation and wants to reward their contribution by continuing the Plan;

WHEREAS, the Plan Sponsor wishes to amend and restate the existing Plan;

WHEREAS, the Plan Sponsor has authorized the execution of this Plan to ensure continued compliance with Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended by the Pension Protection Act of 2006, and the regulations promulgated thereunder;

WHEREAS, the provisions of this Plan, as amended and restated, will apply solely to an Employee who terminates employment with an Employer on or after the restated Effective Date of this Plan; and

WHEREAS, if an Employee terminates employment with an Employer prior to the restated Effective Date, that Employee will be entitled to benefits under the Plan as the Plan existed on the Employee’s termination date.

NOW, THEREFORE, considering the premises and their mutual covenants, the Plan Sponsor agrees as follows:

ARTICLE I

Definitions

The following terms used in this Plan will have the meanings set forth in this Article unless a different meaning is clearly indicated by the context:

1.1	Account Balance

The amount standing in a Participant’s Individual Account(s) as of any date derived from both Employer Contributions and Employee Contributions, if any.

1.2	Accounting Date

The date that is the last business day of each Plan Year or such other date as may be designated by the Administrator, but only if the Administrator has specifically requested the Trustee to prepare an accounting on or before such date.

1.3	Administrator

The Committee, unless the Plan Sponsor designates another person to hold the position of Administrator by written action.

1.4	Alternate Payee

Any spouse, former spouse, child, or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.5	Annual Additions

The sum of the following additions to a Participant’s Individual Accounts for the Limitation Year: (i) Employer contributions (including Salary Deferral Contributions); (ii) Participant contributions; and (iii) Forfeitures, if any. For purposes of this definition, Annual Additions to other Employer defined contribution plans (also taken into account when applying the limitations in Section 4.3(a)) include any voluntary employee contributions to an account in a qualified defined benefit plan and any Employer contributions to an individual retirement account or annuity under Code Section 408 or to a medical account for a key employee under Code Sections 401(h) or 419A(d), except that the twenty five percent (25%) of pay limit will not apply to employer contributions to a key employee’s medical account after his or her separation from employment.

1.6	Beneficiary or Designated Beneficiary

(a)	Beneficiary means any person or fiduciary designated by a Participant or Former Participant who is or may become entitled to receive benefits under the Plan following the death of the Participant or Former Participant. A Beneficiary who becomes entitled to a benefit under the Plan will remain a Beneficiary under the Plan until the Trustee has fully distributed the benefits to the Beneficiary. A Beneficiary’s right to information or data concerning the Plan, and the respective duties of the Administrator and the Trustee to provide to the Beneficiary information or data concerning the Plan, will not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan. For purposes of determining whether the Plan is a Top-Heavy Plan, a Beneficiary of a deceased Participant will be considered a Key Employee or a Non-Key Employee in accordance with the applicable Treasury Regulations.

(b)	Each Participant and Former Participant may from time to time designate one or more Beneficiaries to receive benefits under this Plan on the death of the Participant or Former Participant. The selection will be made in writing on a form provided by the Administrator and will be filed with the Administrator. Subject to Subsection (c) below, the last selection filed with the Administrator will control.

(c)	Unless elected in accordance with Subsection (d) below, a Participant’s Beneficiary will be his or her spouse. Notwithstanding the foregoing, the Participant may designate a Beneficiary other than the spouse if:

(i)	The Participant has no spouse; or

(ii)	The spouse cannot be located.

(d)	In the case of a married Participant or Former Participant, the designation of a non-spouse as Beneficiary will be valid only if:

(i)	The spouse consents in writing to the designation;

(ii)	The designation specifies the Beneficiary and the method of payment of benefits and may not be changed without spousal consent (or the spouse’s consent expressly permits designations by the Participant without any requirement of further spousal consent); and

(iii)	The spouse’s consent acknowledges the effect of the election and the written consent is witnessed by a Plan representative or by a notary public.

(e)	The spousal consent requirements of Subsection (d) do not apply if:

(i)	The Participant and spouse are not married throughout the one year period ending on the date of the Participant’s death;

(ii)	The Participant’s spouse is the Participant’s sole primary Beneficiary;

(iii)	The Administrator is not able to locate the Participant’s spouse;

(iv)	The Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or

(v)	Other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.

(f)	If a Participant dies without a spouse or alternative Beneficiary surviving; if the alternative Beneficiary (other than the spouse) does not survive until final distribution of the Participant’s balance; if a Participant who is not married dies without having designated a Beneficiary and/or alternative Beneficiary; or if a Participant who is not married dies after having made and revoked a designation but prior to having made a subsequent designation, then the amount remaining in the deceased Participant’s Individual Account will be payable in the following descending order to:

(i)	The Participant’s surviving descendants, including adopted persons and their descendants;

(ii)	The Participant’s other living heirs-at-law determined under state laws concerning intestate succession;

(iii)	The Participant’s estate, personal representatives, heirs or devisees; and

(iv)	the estate, personal representatives, heirs or devisees of the deceased Participant’s prior Beneficiary.

The Administrator will determine the applicable person, class of persons, or legal entity to whom the benefit will be paid beginning with clause (i), in the descending order of clauses (i) to (iv). Each class will be determined to be not in existence and, therefore, inapplicable by the Administrator before proceeding to the next class. In determining if a classification is inapplicable, the Administrator will be required only to make reasonable inquiry into the existence of the person or persons.

(g)	Payment made pursuant to the power conferred on the Administrator in this Section will operate as a complete discharge of all obligations under the Plan concerning the share of a deceased Participant and will not be subject to review by anyone but will be final, binding and conclusive on all persons for all purposes.

1.7	Break in Service

(a)	A Break in Service, for purposes of vesting, means a Period of Severance of 365 days.

(b)	An Employee will receive credit, for purposes of determining whether he has incurred a Break in Service, for the aggregate of all time period(s) commencing with the Employment Commencement Date (or Re-Employment Commencement Date) and ending on the Severance from Employment Date. An Employee will also receive credit for any Period of Severance of less than 365 days. Fractional periods of a year will be expressed in terms of days.

(c)	In the case of an Employee who is absent from work for “authorized reasons” or for “maternity or paternity reasons,” the 365-day period beginning on the first anniversary of the first day of such absence will not be a Break in Service.

(i)	For purposes of this Section, absence from work for “authorized reasons” means an unpaid temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

(ii)	For purposes of this Section, absence from work for “maternity or paternity reasons” means an absence from work for any period because of the pregnancy of the individual, the birth of a child of the individual, the placement of a child with the individual relating to the adoption of such child by such individual, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In the case of absence from work for “maternity or paternity reasons,” the period between the first and second anniversaries of the first date of absence due to said leave will be treated as neither a period of Service nor a Period of Severance.

1.8	Code

The Internal Revenue Code of 1986, as amended from time to time. A reference to a Code Section in this Plan means the provisions or successor provisions of the particular Code Section, as amended or replaced from time to time.

1.9	Committee

The Plan Committee as from time to time constituted pursuant to Article X.

1.10	Compensation

Compensation will include the total amount of salary, wages, commissions, bonuses, and overtime, paid or otherwise includable in the gross income of a Participant during the Plan Year plus any amounts excluded from a Participant’s income pursuant to Code Sections 125, 132(f)(4), or 401(k), but excluding:

(a)	Contributions by the Employer and any Related Employer to any deferred compensation plan (to the extent the contributions are not included in the Participant’s gross income for the taxable year in which contributed) or simplified employee pension under Code Section 408(k), to the extent the contributions are excludable from the Participant’s gross income (other than amounts exlcuded from a Participant’s income pursuant to Code Sections 125, 132(f)(4), or 401(k));

(b)	Distributions from any plan of deferred compensation, whether or not such amounts are includable in the gross income of the Employees when distributed;

(c)	Amounts realized from the exercise of any nonqualified stock option, or when restricted stock becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(d)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option described in Part II, Subchapter D, Chapter 1 of the Code;

(e)	Premiums paid by the Employer and any Related Employer, for group term life insurance (to the extent the premiums are not includable in the Participant’s gross income); contributions by the Employer and any Related Employer, to an annuity under Code Section 403(b) (to the extent not includable in the Participant’s gross income, and any other amounts received under any Employer fringe benefit plan sponsored by the Employer or any Related Employer (to the extent not includable in the Participant’s gross income); and

(f)	Severance pay, unfunded nonqualified deferred compensation, or parachute payments, if paid after termination of employment, even if paid within two and one half (2 1/2) months thereafter.

Notwithstanding the foregoing, Compensation will not include amounts that would otherwise satisfy the definition of Compensation but are paid during the determination period while the Employee is not a Participant in the component of the Plan for which the definition is being used.

1.11	Disability

The inability to engage in any substantial, gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

1.12	Effective Date

The original Effective Date of this Plan is January 1, 1978. The Effective Date of this Plan, as restated herein, is October 1, 2010, or as otherwise specified herein.

1.13	Eligible Employee

Each Employee other than:

(a)	An Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for coverage under the Plan;

(b)	A nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States;

(c)	A Leased Employee;

(d)	An individual who is deemed to be an Employee pursuant to Treasury Regulations issued under Code Section 414(o);

(e)	An Employee who has waived participation in the Plan through any means, including, but not limited to, through a written agreement with the Employer (including an offer letter setting forth the terms and conditions of employment) that provides that the Employee is not eligible to participate in the Plan. (A general statement in the agreement, offer letter, or other communication stating that the Employee is not eligible for benefits will be construed to mean that Employee is not an Eligible Employee.); and

(f)	A special project employee, which, as used herein, means an Employee who is hired for the purpose of participating or otherwise assisting in a particular, discrete project which is anticipated to be completed in less than one (1) year.

(g)	An Employee who is employed by Sonic Restaurants, Inc. and is classified as an hourly employee and whose primary place of work on a day-to-day basis is a Sonic Drive-In restaurant.

Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor or other non-common law employee will be eligible to become a Participant even if a court or administrative agency determines that the individual is a common law employee.

1.14	Employee

An individual is an Employee only if he or she is reported on the payroll records of an Employer as a common law employee. This term does not include any other common law employee or any Leased Employee. In particular, it is expressly intended that an individual not treated as a common law employee by the Employers on their payroll records is excluded from Plan participation even if a court or administrative agency determines that the individual is a common law employee.

1.15	Employer

The Plan Sponsor and any entity that is related to the Plan Sponsor, or that is a recipient of the services of a Leased Employee pursuant to a written agreement with the Plan Sponsor, and who elects to adopt this Plan pursuant to Article IX. Effective as of April 1, 2010, the sole Employers are: Sonic Corp., Sonic Industries Services Inc., and Sonic Restaurants, Inc.

1.16	Employment Commencement Date

The date on which an Employee is first entitled to credit for an Hour of Service.

1.17	Entry Date

An Eligible Employee’s Entry Date is the first day of the calendar quarter (January 1st, April 1st, July 1st, October 1st) next following the date on which the Eligible Employee satisfies the eligibility criteria set forth in Section 2.1.

1.18	ERISA

The Employee Retirement Income Security Act of 1974, as amended.

1.19	Five Percent Owner

A Participant who owns, or is considered as owning within the meaning of Code Section 318, more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

1.20	Forfeiture

The loss, by a Participant or Beneficiary, of that part of the benefit that the Participant or Beneficiary otherwise would have received under the Plan at any time prior to the termination of the Plan or the complete discontinuance of benefits under the Plan, arising from the Participant’s severance of employment.

1.21	Former Participant

Any individual who (i) has been a Participant in the Plan, but who is either no longer employed by the Employer or is otherwise no longer eligible to participate; and (ii) has not yet received the entire benefit to which the individual is entitled under the Plan or incurred a five (5) year Break in Service.

1.22	Highly Compensated Employee

Any Participant or Former Participant who is a Highly Compensated Employee as defined in Code Section 414(q). Generally, any Participant or Former Participant is considered a Highly Compensated Employee if, during the Plan Year (the “Determination Year”) or during the twelve month period immediately preceding the Determination Year, the Participant or Former Participant:

(a)	Was at any time during the Plan Year or during the preceding Plan Year a Five Percent Owner; or

(b)	For the preceding Plan Year (i) had Compensation from the Employer in excess of $80,000, as adjusted by the Secretary of the Treasury for the relevant year, and (ii) if elected, was part of the top-paid twenty percent (20%) group of Employees (based on Compensation for the preceding Plan Year).

1.23	Hour of Service

An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period.

1.24	Individual Accounts

Accounts or records maintained by the Administrator or its agent indicating the monetary value of the total interest in the Trust Fund of each Participant, each Former Participant, and each Beneficiary. The types of Individual Accounts under this Plan are:

(a)	Employer Contribution Accounts. The types of Employer Contribution Accounts maintained by this Plan are:

(i)	Matching Contribution Accounts holding Employer Contributions made to the Plan for the benefit of an Employee because of a Matching Contribution made with respect to the Employee.

(ii)	Profit Sharing Contribution Accounts holding Profit Sharing Contributions made to the Plan for the benefit of an Employee that the Employee could not have elected to receive in the form of cash or other taxable benefit, if any.

(b)	Participant Contribution Accounts. The types of Participant Contribution Accounts maintained by this Plan are:

(i)	Rollover Accounts holding the Participant’s qualified rollover to the Plan pursuant to Article XIV.

(ii)	Salary Deferral Contribution Accounts holding the amounts contributed by the Employer on behalf of a Participant as the result of an election by the Participant to have that amount contributed to the Plan rather than paid as cash or other taxable benefit pursuant to Sections 3.1 and 3.2.

1.25	Leased Employee

An individual who otherwise is not an Employee of the Employer, and who, pursuant to a leasing agreement between the Employer and a leasing organization, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 414(n)(6)) on a substantially full time basis for at least one (1) year (unless such individual is otherwise earlier considered a Leased Employee treated as an Employee of the Employer pursuant to the eligibility conditions elected by an Employer) and such services are performed under the primary direction or control of the Employer.

1.26	Limitation Year

The Plan Year, as such term is defined in this Article I.

1.27	Named Fiduciary

One or more fiduciaries named in this Plan who jointly and severally will have authority to control or manage the operation and administration of the Plan. The Administrator will be the Named Fiduciary unless the Plan Sponsor designates another person by written action.

1.28	Nonforfeitable

A vested interest attained by a Participant or Beneficiary in that part of the Participant’s benefit under the Plan arising from the Participant’s Service, which claim is unconditional and legally enforceable against the Plan.

1.29	Non-Highly Compensated Employee

An Employee, former Employee, or Beneficiary who is not a Highly Compensated Employee.

1.30	Normal Retirement Age

The date the Participant attains age sixty-five (65) years.

1.31	Normal Retirement Date

The first day of the month coincident with or next following the date the Participant attains Normal Retirement Age.

1.32	Participant

An Eligible Employee of the Employer who has met the eligibility requirements of this Plan and who has been enrolled as a Participant in this Plan.

1.33	Period of Severance

The period of time commencing on the Severance from Employment Date and ending on the date on which the Employee again performs an Hour of Service for the Employer.

1.34	Plan

The qualified retirement plan embodied in this Plan, as amended from time to time, designated as the Sonic Corp. Savings and Profit Sharing Plan.

1.35	Plan Sponsor

Sonic Corp., and any successor corporation or business organization that may be substituted for the Plan Sponsor under this Plan.

1.36	Plan Year

The twelve (12) consecutive month period from January 1 of each year to the next following December 31.

1.37	Predecessor Employer

A business organization, all or a portion of whose assets and business has been acquired by the Employer, whether by merger, stock purchase, or acquisition of the assets and business of the business organization.

1.38	Re-Employment Commencement Date

The first date, following a Period of Severance that is not required to be considered under the Service rules, on which the Employee performs an Hour of Service for the Employer.

1.39	Related Employer

A related group of employers is a controlled group of corporations (defined in Code Section 414(b)), trades or businesses (whether or not incorporated) that are under common control (defined in Code Section 414(c)) or an affiliated service group (defined in Code Section 414(m) or in Code Section 414(o)). If the employer is a member of a related group, the term “Employer” includes the related group members for purposes of determining Service and Breaks in Service under Articles II and VI, applying the coverage test of Code Section 410(b), applying the limitations on allocations in Article IV, applying the top-heavy rules and the minimum allocation requirements of Article IV, the definitions of Employee, Highly Compensated Employee, Compensation, and Leased Employee, and for any other purpose required by the applicable Code Section or by a Plan provision. However, a Related Employer may contribute to the Plan only by being an Employer under the Plan. If one or more of the Plan Sponsor’s related group members become Employers, the term “Employer” includes the participating related group members for all purposes of the Plan. For Plan allocation purposes, Compensation does not include Compensation received from a Related Employer that is not participating in this Plan.

1.40	Required Beginning Date

(a)	For a Participant who is a Five Percent Owner, the Required Beginning Date will commence on the first day of April following the later of:

(i)	The calendar year in which the Participant attains age seventy and one-half (70 1/2) years; or

(ii)	The earlier of the calendar year with or within which ends during the Plan Year in which the Participant becomes a Five Percent Owner, or the calendar year in which the Participant retires.

(b)	For a Participant who is not a Five Percent Owner, the Required Beginning Date is the first day of April of the calendar year immediately following the later of:

(i)	The calendar year in which the Participant attains age seventy and one-half (70 1/2); or

(ii)	The calendar year in which the Participant terminates employment with the Employer.

1.41	Service

Service includes any period of time commencing on the Employee’s Employment Commencement Date (or Re-Employment Commencement Date) and ending on the Employee’s Severance from Employment Date. Service will be determined using the elapsed time method as defined in Treasury Regulation Section 1.410(a)-7.

(a)	Service in all cases includes periods during which the Employee is on a leave of absence for “authorized reasons” or for “maternity or paternity reasons” pursuant to the definition of Break in Service. Leaves of absence also will include periods of absence in connection with military service during which the Employee’s re-employment rights are legally protected. Except for absence by reason of military service, leaves of absence will be for a maximum period of two (2) years. Leaves of absence will be granted on a uniform and nondiscriminatory basis.

(b)	If the Employer is a member of a group of Related Employers, then Year of Service will include Service with any Related Employer for the period during which such Employers are related. If the Employer maintains the plan of a Predecessor Employer, Service will include service for the Predecessor Employer. Service will include service of the Employee with any Predecessor Employer, as required under Treasury Regulation Section 1.411(a)-5(b)(3)(iv).

(c)	Years of Service will include military service required to be counted for vesting purposes under Section 16.8.

1.42	Severance from Employment Date

The date on which occurs the earlier of: (i) the Employee quits, retires, is discharged, or dies; or (ii) the first anniversary of the first date of a period in which an Employee remains absent from Service, with or without pay, with the Employer for any other reason, such as vacation, holiday, sickness, Disability, leave of absence or layoff.

1.43	Top-Heavy Plan

For purposes of determining Top-Heavy Plan status, each Employer and its Related Employers will be deemed to maintain a separate plan. Related Employers will be considered a single employer for purposes of applying the limitations of this Section. However, Employers who are not Related Employers, but receive services of Employees of the Employer under an employee leasing arrangement will be treated as separate employers for purposes of these top-heavy rules.

A Plan will be a Top-Heavy Plan in any Plan Year in which, as of the Determination Date, (i) the Present Value of Accrued Benefits of Key Employees, or (ii) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant’s Aggregate Account balance will not be taken into account in determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group that includes this Plan is a Top-Heavy Group) as further defined in Code Section 416(g) and the applicable Treasury Regulations.

For purposes of determining Top-Heavy Plan status, the following definitions will apply:

(a)	Aggregate Account means, as of the Determination Date, the sum of:

(i)	The Participant Contribution Account and Employer Contribution Account balances as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date;

(ii)	The contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made;

(iii)	Any plan distributions made during the Determination Period (however, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for Top-Heavy purposes to the extent that the distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date);

(iv)	Any Employee contributions, whether voluntary or mandatory;

(v)	Regarding unrelated rollovers and plan-to-plan transfers (those that are (i) initiated by the Employee and (ii) made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, an unrelated rollover or plan-to-plan transfer will be considered as a distribution for purposes of this Section. If this Plan is the plan accepting an unrelated rollover or plan-to-plan transfer, an unrelated rollover or plan-to-plan will not be considered as part of the Participant’s Aggregate Account balance;

(vi)	Regarding related rollovers and plan-to-plan transfers (those either (i) not initiated by the Employee or (ii) made to a plan maintained by the same Employer), if this Plan provides for rollovers or plan-to-plan transfers, a related rollover or plan-to-plan transfer will be considered as a distribution for purposes of this Section. If this Plan is the plan accepting a related rollover or plan-to-plan transfer, a related rollover or plan-to-plan transfer will be considered as part of the Participant’s Aggregate Account balance, irrespective of the date on which the related rollover or plan-to-plan transfer is accepted; and

(vii)	The accounts of Participants who are Leased Employees, for purposes of these top-heavy rules, will be treated as being maintained under a separate plan by each respective Employer.

(b)	Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(i)	Required Aggregation Group means the group of plans composed of (i) each plan of the Employer in which a Key Employee is a Participant or participated at any time during the Determination Period, regardless of whether the plan has terminated; and (ii) each other plan of the Employer that enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, which will be aggregated.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

(ii)	Permissive Aggregation Group means the Required Aggregation Group plus any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy Code Sections 401(a)(4) and 410.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

(iii)	Only those plans of the Employer in which the Determination Dates fall within the same calendar year will be aggregated to determine whether the plans are Top-Heavy Plans.

(c)	Determination Date means for any Plan Year (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of the first Plan Year.

(d)	Determination Period means the five (5) year period ending on the Determination Date.

(e)	Excluded Employees means any Employee who has not performed any Service for the Employer during the five (5) year period ending on the Determination Date. Excluded Employees will be excluded for purposes of a Top-Heavy determination.

(f)	Key Employee means any Employee or former Employee, or Beneficiary of the Employee, who, for any Plan Year in the Determination Period is:

(i)	An officer of the Employer having Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1));

(ii)	A Five Percent Owner; or

(iii)	A one percent (1%) owner of the Employer having Compensation of more than $150,000.

Notwithstanding the foregoing, Key Employee will have the meaning set forth in Code Section 416(i), as amended. For purposes of determining whether an Employee or former Employee is an officer under this Subsection (f), an officer of the Employer will have the meaning set forth in the regulations under Code Section 416(i). For purposes of this Section, Compensation means “Compensation” as determined under for the definition of Highly Compensated Employee above. For purposes of determining ownership hereunder, entities that would otherwise be aggregated as Related Employers will be treated as separate entities.

(g)	Non-Key Employee means any Employee or former Employee, or Beneficiary of the Employee, who is not a Key Employee.

(h)	Present Value of Accrued Benefit. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is a Top-Heavy Plan, the Accrued Benefit of a Non-Key Employee will be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Related Employers, or (ii) if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional accrual method described in Code Section 411(b)(1)(C). To calculate the Present Value of Accrued Benefits from a defined benefit plan, the Administrator will use the actuarial assumptions for interest and mortality only, prescribed by the defined benefit plan(s) to value benefits for top-heavy purposes. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Administrator must value the Accrued Benefits in the aggregated plan as of the most recent valuation date falling within the twelve (12) month period ending on the Determination Date, except as Code Section 416 and applicable Treasury Regulations require for the first and second plan year of a defined benefit plan. The Administrator will determine whether a plan is top-heavy by referring to Determination Dates that fall within the same calendar year.

For purposes of determining the Present Values of Accrued Benefits and the amounts of Account Balances of Employees as of the Determination Date, the following will apply.

(i)	Distributions During Year Ending on the Determination Date. The Present Values of Accrued Benefits and the amounts of Account Balances of an Employee as of the Determination Date will be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence will also apply to distributions under a terminated Plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from employment, death, or disability, this provision will be applied by substituting “five-year period” for “one-year period.”

(ii)	Employees Not Performing Services During Year Ending on the Determination Date. The Accrued Benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date will not be taken into account.

(i)	Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of:

(i)	The Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group; and

(ii)	The Aggregate Accounts of Key Employees under all defined contribution plans included in the group.

Exceeds sixty percent (60%) of a similar sum determined for all Participants.

1.44	Trust Agreement

The agreement, entered into with the Trustee, or any successor Trustee, establishing the Trust Fund and specifying the duties of the Trustee.

1.45	Trust Fund

All assets of any kind and nature from time to time held by the Trustee or its agent under the Trust Agreement without distinction between income and principal. This Plan contemplates a single Trust Fund for all Employers under the Plan. However, the Trustee will maintain separate records of account to reflect properly each Participant’s Account Balance from each Employer, if any.

1.46	Trustee

The then acting Trustee or, collectively, if there is more than one, the then acting Trustees of the Trust Fund.

1.47	Valuation Date

Each business day of the Plan Year, or such other dates determined by the Administrator.

1.48	Year of Service

Year of Service means a three hundred sixty five (365)-day period of Service. For purposes of determining an Employee’s Years of Service, an Employee will receive credit for the aggregate of all time periods commencing on an Employee’s Employment Commencement Date (or Re-Employment Commencement Date) and ending on his or her Severance from Employment Date.

(a)	A Year of Service (including a fraction thereof) will be credited for each completed 365 days of elapsed time (as defined in Treasury Regulation Section 1.410(a)-7) that need not be consecutive. An Employee will receive credit towards the completion of a Year of Service for any Period of Severance of less than 365 days.

(b)	In computing an Employee’s Years of Service, the following rules will apply:

(i)	For an Employee who terminates employment and is subsequently re-employed after incurring a Break in Service, Service prior to the Break in Service will not be taken into account until the Employee has completed a Year of Service after re-employment.

(ii)	For a Participant who terminates employment and who subsequently is re-employed after incurring five (5) consecutive one year Breaks in Service, Years of Service after the Break in Service will not be taken into account for purposes of determining the Nonforfeitable percentage of an Employee’s Account Balance derived from Employer Contributions that accrued before the Break in Service.

(iii)	For a Participant who terminates employment without any vested right to the Employer Contribution Account and who is re-employed after a one year Break in Service, Service before the Break in Service will not be taken into account if the number of consecutive one year Breaks in Service equals or exceeds the greater of (i) five (5), or (ii) the aggregate number of Years of Service before the Break in Service. A Participant is considered nonvested for this purpose only if:

(A)	The Participant has no vested interest in any amounts in his or her Employer Contribution Account; and

(B)	The Participant has no Salary Deferral Contributions in the Plan.

(iv)	Service with the Employer before a Participant enters the Plan will be considered for purposes of vesting.

ARTICLE II

Eligibility and Participation

2.1	Eligibility Conditions

Each Eligible Employee who commences employment with an Employer that has adopted the Plan in accordance with Section 9.5 on or after April 1, 2010 will be eligible to participate in this Plan on the Entry Date next following the attainment of age twenty-one (21) and the completion of one (1) Year of Service.

If a Participant is no longer an Eligible Employee and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon resuming status as an Eligible Employee. If a Participant incurs a Break in Service, eligibility will be determined as provided in the definition of Break in Service in Article I.

If an Employee who is not an Eligible Employee becomes an Eligible Employee, the Employee will participate immediately if the Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

2.2	Participation Election

Whenever a new Eligible Employee is hired by the Employer, the Employer immediately will give notice to the Administrator of the employment and will identify the new Employee. The Administrator will notify in writing each new Eligible Employee of the pending eligibility prior to the date on which the Employee will become eligible under Section 2.1 and will furnish the Employee a copy of this Plan or any other explanation of the Plan that the Administrator will provide for that purpose.

Each Eligible Employee who commences employment with an Employer on or after April 1, 2010 and fails to affirmatively elect to (i) have Salary Deferral Contributions made on his or her behalf at a different rate or (ii) not have Salary Deferral Contributions made on his or her behalf under the Plan, will automatically become a Participant, in accordance with the terms of Section 3.1, effective as of the first day of the first payroll period beginning on or after the Eligible Employee’s applicable Entry Date. In accordance with Code Section 414(w), within ninety (90) days following the date on which the first automatic Salary Deferral Contribution is made on behalf of the Participant under this Section and Section 3.1, the affected Participant may notify the Administrator of his or her election to withdraw all Salary Deferral Contributions (and earnings thereon) made on his or her behalf from the date the first such contribution was made through the date of the Participant’s withdrawal election.

2.3	Participant Re-Entry

If the employment of a Participant is terminated and the Participant subsequently is re-employed as an Eligible Employee, the re-employed Eligible Employee will become a Participant on the Re-Employment Commencement Date. If an Eligible Employee terminates employment prior to satisfying the eligibility requirements of Section 2.1 and subsequently is re-employed as an Eligible Employee, the re-employed Employee will become a Participant after meeting the eligibility requirements of Section 2.1, but will be credited for Service retroactively to the Re-Employment Commencement Date for purposes of eligibility and vesting. If an Eligible Employee becomes eligible in accordance with Section 2.1 but terminates employment prior to the first Entry Date, and the Employee is later re-employed as an Eligible Employee, the Employee will become a Participant on the Re-Employment Commencement Date.

ARTICLE III

Contributions

3.1	Salary Deferral Contributions

For each Plan Year, the amount of the Salary Deferral Contribution to the Trust Fund will equal the amount determined under this Section. Subject to Subsection (a) below, each Participant may elect to defer any amount of his or her Compensation in whole percentages up to a maximum of fifty percent (50%) of the Participant’s Compensation, but will not elect to defer an amount to cause the Plan to violate the limitations of this Section or Code Section 415, or to exceed the applicable maximum amount allowable as a deduction to the Employer under Code Section 404. A Participant may elect to defer Compensation under this Section only in an amount that the Participant otherwise could elect to receive in cash and that is currently available to the Participant. Compensation is not currently available to the Participant if the Participant is not eligible to receive it at the time of the deferral election. The amounts by which a Participant elects to reduce Compensation under this Plan will be his Salary Deferral Contribution. The Employer will contribute to the Trust Fund the amount of the Salary Deferral Contributions that will be treated as Employer Contributions and credited to the Salary Deferral Contribution Account of each Participant.

(a)	Salary Deferral Contribution Elections

(i)	The Administrator will adopt a procedure necessary to implement Salary Deferral Contribution elections. The Employer will permit a Participant to make elections, and subsequent changes thereto, in accordance with the rules and procedures that will be established by the Administrator.

(ii)	An Eligible Employee that becomes a Participant as a result of the automatic enrollment provision of Section 2.2 will be deemed to have elected to have Salary Deferral Contributions made on his or her behalf each payroll period in an amount equal to one percent (1%) of his or her Compensation until an alternate election is made in accordance with the procedures established under (i) above.

(b)	Annual Dollar Limit on Salary Deferral Contributions. A Participant’s Salary Deferral Contributions will not exceed the statutory dollar limitation under Code Section 402(g) for the taxable year of the Participant, except to the extent permitted under Code Section 414(v) and Section 3.2 referring to Catch-Up Contributions. The statutory dollar limitation is the amount of the dollar limitation under Code Section 402(g) in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury. “Excess Salary Deferrals” are Salary Deferral Contributions that exceed the statutory dollar limitation and are includable in a Participant’s gross income under Code Section 402(g). Excess Salary Deferrals will be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

(i)	Salary Deferral Contributions means, for any taxable year, the sum of:

(A)	Any Employer contribution under a qualified cash or deferred arrangement defined in Code Section 401(k), determined without regard to the dollar limitation under Code Section 402(g);

(B)	Any Employer contribution under a simplified employee pension as defined in Code Section 408(k)(6), pursuant to a salary reduction agreement; and

(C)	Any Employer contribution toward the purchase of a tax sheltered annuity contract as defined in Code Section 403(b), if any, pursuant to a salary reduction agreement.

Salary Deferral Contributions will not include any deferrals properly distributed as excess Annual Additions.

(ii)	If the statutory dollar limitation under Code Section 402(g) is exceeded, the Administrator will direct the Trustee to distribute the Excess Salary Deferrals, and any income or loss allocable to the Excess Salary Deferrals (determined in accordance with the requirements of Treasury Regulation Section 1.402(g)-1(e)(5) effective as of January 1, 2007), to the Participant not later than the first April 15 following the close of the Participant’s taxable year.

(iii)	If a Participant is also a participant in (i) another qualified cash or deferred arrangement defined in Code Section 401(k); (ii) a simplified employee pension defined in Code Section 408(k); or (iii) a salary reduction arrangement pursuant to which an employer purchases a tax sheltered annuity contract defined in Code Section 403(b), and such Participant’s Salary Deferral Contributions made under the other arrangement(s) and this Plan cumulatively exceed the amount of the applicable statutory dollar limitation under Code Section 402(g), then the Participant may, not later than March 1 following the close of the Participant’s taxable year in which such excess occurred, notify the Administrator in writing of the excess and request that his Salary Deferral Contributions under this Plan be reduced by an amount specified by the Participant. The specified amount then will be distributed in the same manner as provided in clause (ii) above. A Participant is deemed to notify the Administrator of any Excess Salary Deferrals that arise by taking into account only those Salary Deferral Contributions made to this Plan and any other plans of this Employer.

(iv)	If any of the foregoing provisions of this Section do not conform with applicable Treasury Regulations, the nonconforming provisions may be amended retroactively to assure conformity.

(c)	Actual Deferral Percentage Test. One of the actual deferral percentage tests set forth in Code Section 401(k)(2) and Treasury Regulations thereunder must be met in each Plan Year. Such testing will utilize the prior year testing method as such term is defined under Treasury Regulation Section 1.401(k)-2(a)(2)(ii). The actual deferral ratio (as such term is defined under Treasury Regulation Section 1.401(k)-6) of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Deferral Contributions allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by an Employer (or a Related Employer), will be determined as if such elective contributions were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements of an Employer (or a Related Employer) that have different plan years, then all elective contributions made during the Plan Year being tested under all such cash or deferred arrangements will be aggregated, without regard to the plan years of the other plans.

3.2	Catch-Up Contributions.

All Employees who are eligible to make Salary Deferral Contributions under this Plan and who have attained age fifty (50) before the close of the Plan Year will be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

3.3	Matching Contributions

(a)	Amount of Matching Contributions

(i)	Effective on and after April 1, 2010, at the Employer’s sole discretion, a discretionary Matching Contribution may be made to the Trust Fund each Plan Year on behalf of each Participant who is employed on the last day of the Plan Year. For each Plan Year, the amount of the discretionary Matching Contribution will be equal to an amount that the Employer from time to time may deem advisable. Unless an Employer affirmatively elects to make a discretionary Matching Contribution for a Plan Year on behalf of eligible Participants, no such contribution will be made.

(ii)	Effective for payroll periods ending on or before September 30, 2010, a Participant who elects to have Salary Deferral Contributions made on his or her behalf to the Plan will accrue a Matching Contribution each payroll period in an amount equal to one hundred percent (100%) of the Salary Deferral Contributions for the payroll period up to the first three percent (3%) of the Particiapnt’s Compensation that is deferred for the payroll period and fifty percent (50%) of the Salary Deferral Contributions for the payroll period up to the next three percent (3%) of the Participant’s compensation that is deferred for the payroll period. Salary Deferral Contributions that exceed six percent (6%) of a Participant’s Compensation will not be taken into account when calculating Matching Contributions.

(iii)	Notwithstanding the foregoing, the Matching Contribution for any Plan Year will not exceed the applicable maximum amount allowable as a deduction to the Employer under Code Section 404. The Matching Contribution for any Plan Year on behalf of a Participant will not exceed the limitations on Annual Additions as described under Section 4.3, even if the contribution formula otherwise would require a larger contribution. The Matching Contribution on behalf of each Participant will be credited to such individual’s Matching Contribution Account.

(b)	Actual Contribution Percentage Test. One of the actual contribution percentage tests set forth in Code Section 401(m) and Treasury Regulations thereunder must be met in each Plan Year. Such testing will utilize the prior year testing method as such term is defined under Treasury Regulation Section 1.401(m)-2(a)(2)(ii). The Administrator may elect, in accordance with applicable Treasury Regulations, to treat Salary Deferral Contributions to the Plan as Matching Contributions for purposes of meeting the requirement. The actual contribution ratio (as such term is defined under Treasury Regulation Section 1.401(m)-5) of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Contributions allocated to such Participant’s accounts under two (2) or more plans described in Code Section 401(a), that are maintained by an Employer (or a Related Employer), will be determined as if the total of contributions was made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more plans or arrangement of an Employer (or a Related Employer) that have different plan years, then all contributions made during the Plan Year being tested under all such arrangements will be aggregated, without regard to the plan years of the other plans.

3.4	Profit Sharing Contributions

At the Employer’s sole discretion, a discretionary Profit Sharing Contribution may be made to the Trust Fund each Plan Year on behalf of each Participant who is employed on the last day of the Plan Year. For each Plan Year, the amount of the discretionary Profit Sharing Contribution to the Trust Fund will be equal to an amount that the Employer from time to time may deem advisable. Unless an Employer affirmatively elects to make a discretionary Profit Sharing Contribution for a Plan Year on behalf of eligible Participants, no such contribution will be made.

Notwithstanding the foregoing, the aggregate Profit Sharing Contributions for any Plan Year under this Section 3.1 will not exceed the applicable maximum amount allowable as a deduction to the Employer under Code Section 404. The aggregate Profit Sharing Contributions for any Plan Year on behalf of a Participant will not exceed the limitation on Annual Additions as described in Section 4.3, even if the contribution formula otherwise would require a larger contribution. The aggregate Profit Sharing Contributions on behalf of each Participant will be credited to such individual’s Profit Sharing Contribution Account.

3.5	Rules Governing Deposits of Contributions

(a)	Salary Deferral Contributions and Catch-Up Contributions accumulated through payroll deductions will be paid to the Trustee with reasonable promptness and not later than the time permitted by the U.S. Department of Labor under Labor Regulations at 29 C.F.R. § 2510.3-102.

(b)	The Employer will pay to the Trustee the Employer Contributions (other than Salary Deferral Contributions and Catch-Up Contributions) at any time and from time to time; except that the total Employer Contribution for any Plan Year will be paid in full not later than the time prescribed by Code Section 404(a)(6) to enable the Employer to obtain a deduction on its federal income tax return for the Employer’s taxable year.

(c)	Upon payment to the Trustee, all Employer Contributions will be added immediately to and become a part of the Trust Fund.

(d)	All Salary Deferral Contributions and Catch-Up Contributions, if any, will be credited to the Participant Contribution Account of each Participant as of the last day of each payroll period. All Matching Contributions and Profit Sharing Contributions, if any, will be credited to the Matching Contribution Account and Profit Sharing Contribution Account, respectively, of each Participant upon deposit with the Trustee in accordance with this Section 3.5.

3.6	Adjustment of Individual Accounts

As of each Valuation Date, before allocating and crediting contributions and Forfeitures, if any, for the Plan Year as provided in Article IV, the Trustee will adjust all Individual Accounts as follows:

(a)	The Trustee will determine the fair market value of the Participant’s directed investments.

(b)	The Trustee will adjust the value of the Participant’s Individual Accounts by crediting them with any increases in value since the last Valuation Date or, if applicable, since the date of acquisition of the Participant’s directed investments.

(c)	The Trustee will credit the Participant’s Individual Accounts with any income and charge the Participant’s Individual Accounts with any expenditures resulting from the Participant’s directed investments.

A Participant will be responsible for reviewing the information concerning investment directives and earnings allocations on his or her participant statement. If there is any inaccuracy in the information contained on such statement, the Participant will report such inaccuracies to the Administrator or the Trustee within the ninety (90)-day period immediately following the date such statement was received. If a Participant fails to report an inaccuracy within this ninety (90)-day period, the Plan will not be required to make retroactive adjustments to the Participant’s Account but will rectify any errors on a prospective basis.

3.7	Gap Period Income on Distributed Excess Contributions and Excess Aggregate Contributions

This Section applies to excess contributions (as defined in Code Section 401(k)(8)(B)) and excess aggregate contributions (as defined in Code Section 401(m)(6)(B)) made with respect to Plan Years beginning after December 31, 2007. In distributing excess contributions or excess aggregate contributions, the Administrator will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the excess contribution or excess aggregate contribution occurred and prior to the distribution).

3.8	Participant Voluntary After Tax Contributions

This Plan does not permit or accept Participant voluntary after tax contributions.

ARTICLE IV

Allocation of Employer Contributions to Individual Accounts

4.1	Allocation of Contributions.

(a)	Salary Deferral Contributions and Catch-Up Contributions made by the Employer on a Partcipant’s behalf will be allocated to such Participant’s Salary Deferral Contribution Account in the amount determined in accordance with Sections 3.1 and 3.2, respectively.

(b)	Matching Contributions, if any, made by the Employer on a Participant’s behalf will be allocated to such Participant’s Matching Contribution Account in the amount determined in accordance with Section 3.3.

(c)	Profit Sharing Contributions, if any, made by the Employer on a Participant’s behalf pursuant to Section 3.4 will be allocated to the Profit Sharing Contribution Accounts of eligible Participants employed by the Employer on the last day of the Plan Year. The allocation to each such eligible Participant’s Profit Sharing Contribution Account will be that portion of Employer Discretionary Profit Sharing Contribution that is in the same proportion that such Particpant’s Compensation for such Plan Year bears to the total of all such Participants’ Compensation for such Plan Year. For this purpose, “Compensation” will include only Compensation earned by a Participant during that portion of the Plan Year during which the Employee actually participates in the Plan.

4.2	Application of Forfeitures.

Effective April 1, 2010, any amounts that are forfeited under any provision hereof during a Plan Year will be applied in the manner determined by the Administrator to reduce Matching Contributions and Profit Sharing Contributions for the succeeding Plan Year. Any remaining Forfeitures will be used to reduce the Plan’s ordinary and necessary administrative expenses for the succeeding Plan Year. Prior to such application, forfeited amounts will be held in suspense and invested as designated from time to time by the Administrator.

4.3	Limitations on Allocations Under Code Section 415. Contributions hereunder will be subject to the limitations of Code Section 415 and Treasury Regulations published pursuant to such Code Section on April 5, 2007, the provisions of which are specifically incorporated by reference; to the extent any portion of this Section conflicts with such Treasury Regulations, the provisions of the regulations will govern.

(a)	The Annual Additions to a Participant’s Individual Accounts hereunder (together with the Annual Additions to the Participant’s account(s) under any other defined contribution plans required to be aggregated with the Plan) for any Limitation Year may not exceed the lesser of:

(i)	$40,000, subject to cost-of-living increases as allowed under Code Section 415(d); or

(ii)	One hundred percent (100%) of the Participant’s annual compensation for the Limitation Year. For this purpose, “annual compensation” for any Limitation Year will be compensation as defined under Code Section 415(c)(3) and Treasury Regulations issued thereunder.

In the event the preceding limitations apply to an individual who is a Participant in this Plan and was a Participant in any other defined contribution plan maintained by the Employer, the limitations will apply first to this Plan.

(b)	In the event the limitations in this Section are not satisfied, correction will be made under the rules provided in Revenue Procedure 2008-50 (and any successor to that Revenue Procedure).

4.4	Top-Heavy Allocations

(a)	Minimum Allocation. Notwithstanding the foregoing, for any Plan Year in which the Plan is determined to be Top-Heavy, the amount of Employer contributions and Forfeitures allocated to the Individual Accounts of each Non-Key Employee will be equal to the lesser of three percent (3%) of each Non-Key Employee’s compensation or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410(b) (or another plan benefiting the Key Employee so depends on the defined benefit plan), the top heavy minimum allocation is three percent (3%) of the Non-Key Employee’s compensation regardless of the contribution rate for the Key Employee.

(b)	Compensation. For purposes of this Section, “compensation” means compensation that would be stated on an Employee’s Form W-2, “Wage and Tax Statement,” for the calendar year that ends with or within the Plan Year. Notwithstanding the previous sentence, compensation will include amounts that would have been included on the Employee’s Form W-2 but for an election under Code Sections 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b). Notwithstanding the definition of Compensation in Article I, the period preceding a Participant’s Entry Date will be included in determining the minimum top-heavy allocation provided by this Section.

(c)	Contribution Rate. For purposes of this Section, a Participant’s contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and Forfeitures allocated to the Participant’s Individual Accounts for the Plan Year divided by his or her compensation for the entire Plan Year. To determine a Participant’s contribution rate, the Administrator must treat all qualified top-heavy defined contribution plans maintained by the Employer (or by any Related Employers) as a single plan.

Notwithstanding the preceding:

(i)	Salary Deferral Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2). However, Salary Deferral Contributions on behalf of Employees other than Key Employees may not be treated as Employer contributions for the minimum contribution or benefit requirement of Code Section 416.

(ii)	Matching Contributions will be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2). The preceding sentence will apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement will be met in another Plan, such other Plan. Matching Contributions that are used to satisfy the minimum contribution requirements will be treated as matching contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

(iii)	Qualified nonelective contributions described in Code Section 401(m)(4)(C) may be treated as Employer contributions for the minimum contribution or benefit requirement of Code Section 416.

(d)	Participant Entitled to Top-Heavy Minimum Allocation. The minimum allocation under this Section will not be provided to any Participant who was not employed by the Employer on the last day of the Plan Year. The provisions of this Section will not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and any Related Employer under which the minimum allocation or benefit requirements under Code Section 416(c)(1) or (c)(2) are met for the Participant. Notwithstanding any limitations within the Plan’s definition of Compensation, amounts earned during the period preceding a Participant’s Entry Date will be included for purposes of determining the minimum top-heavy allocation provided by this Section.

(e)	Compliance. The Plan will satisfy the top-heavy minimum allocation under this Section. The Administrator first will allocate the Employer contributions (and Forfeitures, if any) for the Plan Year pursuant to the allocation formula under Article IV. The Employer then will contribute an additional amount for the Individual Accounts of any Participant entitled under this Section to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under this Section, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant’s contribution rate to the top-heavy minimum allocation. The Administrator will allocate the additional contribution to the Individual Accounts of the Participant on whose behalf the Employer makes the contribution.

4.5	Post-Allocation Adjustments to Accounts

After the amount or amounts have been allocated and credited to each Participant’s Employer Contribution Account, as provided in this Article, the then value of each Employer Contribution Account will remain unchanged until the next Accounting Date. Notwithstanding the foregoing, the Participant’s Employer Contribution Account may be adjusted prior to the next Accounting Date under:

(a)	Other provisions in this Plan authorizing the Administrator to reduce the Participant’s Individual Accounts by disbursements properly chargeable to them or increased by funds received and credited to them; or

(b)	A special valuation of the Participant’s Individual Accounts.

For purposes of this Article, reference to the Employer Contribution Accounts of Participants will include the Employer Contribution Accounts of those Participants who die, become Disabled, or retire during the Plan Year.

ARTICLE V

In-Service Distributions

5.1	Withdrawal of Employer Contributions Before Severance From Employment

Except as provided under Section 5.2 below, upon attainment of age fifty-nine and one-half (59 1/2) years, a Participant will have the right to request withdrawal of all or any portion of the Participant’s fully vested and Nonforfeitable Individual Account(s). All determinations of the amount credited to a Participant’s Individual Accounts will be made as of the most recent Valuation Date. A Participant will make an election under this Section on a form prescribed by and delivered to the Administrator at any time during the Plan Year for which the election will be effective. In the written election, the Participant will specify the desired percentage or dollar amount to be distributed by the Trustee to the Participant. The Trustee will distribute to a Participant as elected under this Section within the ninety (90) day period, or as soon as administratively feasible, after the Participant files the written election with the Administrator. The Trustee will distribute the balance of the Participant’s Individual Accounts not distributed pursuant to Article VIII when the Participant terminated employment with the Employer.

5.2	Withdrawal of Salary Deferral Contributions Before Severance From Employment

(a)	Statutory Restriction on Disbursements. Amounts held in the Salary Deferral Contribution Account of a Participant may not be distributable prior to the earliest of:

(i)	Severance from Employment, total and permanent Disability, or death. For purposes of these distribution restrictions, “Severance from Employment” means when an Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee, by assuming sponsorship of the Plan or by accepting a transfer of Plan assets and liabilities (within the meaning of Code Section 414(l)) with respect to the Employee;

(ii)	Attainment of age fifty-nine and one-half (59 1/2) years;

(iii)	Plan termination; or

(iv)	Proven financial hardship, subject to the limitations described in Section 5.3.

For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Treasury Regulation Section 1.401(k)-1(d)(4)(i)) that would prevent the Employer from distributing Salary Deferral Contributions (and other amounts, such as qualified nonelective contributions, which are subject to the distribution restrictions that apply to Salary Deferral Contributions) from an otherwise terminated Plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code Sections 4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or (f).

5.3	Hardship Distributions

Distribution of a Participant’s Nonforfeitable Salary Deferral Contributions, Profit Sharing Contributions, and Matching Contributions, may be made to a Participant in the event of hardship. For purposes of this Section, a “hardship distribution” is a distribution that is necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources to satisfy such need.

(a)	A distribution will be considered to satisfy an immediate and heavy need of a Participant if the distribution is for:

(i)	Expenses incurred for or necessary to obtain medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)	Costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Participant;

(iii)	Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));

(iv)	Payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;

(v)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(vi)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b)	A distribution will be considered necessary to satisfy an immediate and heavy financial need of a Participant who lacks other available resources only if:

(i)	The Participant represents in writing that the need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise; by liquidation of the Participant’s assets; by cessation of Salary Deferral Contributions under the Plan; by obtaining all distributions, other than hardship distributions, and all nontaxable loans currently available to him under all plans currently maintained by the Employers; or by borrowing from commercial sources on reasonable commercial terms; and

(ii)	The distribution is not in excess of the amount of an immediate and heavy financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

(c)	In addition to the conditions above each plan maintained by the Employer or a legally enforceable arrangement will provide that the Participant’s Salary Deferral Contributions, if any, will be suspended for six (6) months after receipt of the hardship distribution.

(d)	Effective as of January 1, 2010, a Participant’s hardship event, for purposes of this Section, includes an immediate and heavy financial need of the Participant’s primary Beneficiary, that would constitute a hardship event if it occurred with respect to the Participant’s spouse or dependent, as defined under Code Section 152. For purposes of this Subsection, such hardship events will be limited to educational expenses, funeral expenses and certain medical expenses.

5.4	Qualified Reservist Distributions

Effective as of January 1, 2010, the Plan permits a Participant to elect a qualified reservist distribution. For this purpose, a “qualified reservist distribution” is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (i) the distribution is from amounts attributable to Salary Deferral Contributions; (ii) the individual was (by reason of being a member of a reserve component, as defined in Section 101 of Title 37 of the United States Code) ordered or called to active duty for a period in excess of one hundred seventy nine (179) days or for an indefinite period; and (iii) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

ARTICLE VI

Distributions After Severance from Employment

6.1	Eligibility Due to Retirement, Death, or Disability

(a)	Retirement. At Normal Retirement Age, a Participant will be fully vested in his or her Individual Accounts and the Trustee will hold such Individual Accounts for the Participant’s benefit. If a Participant retires (or otherwise terminates employment) on or after his or her Normal Retirement Date, the Administrator will credit and adjust the Participant’s Individual Accounts as provided in Articles III and IV, as of the Valuation Date immediately preceding a distribution pursuant to Section 6.6 below.

(b)	Death. Upon death, a Participant will be fully vested in his or her Individual Accounts and the Trustee will hold such Individual Accounts for the benefit of the Participant’s Designated Beneficiary or Beneficiaries. The Administrator will credit and adjust the deceased Participant’s Individual Accounts as provided in Articles III and IV, as of the Valuation Date immediately preceding the date of a distribution pursuant to Section 6.6 below. A Participant’s Designated Beneficiary or Beneficiaries will be entitled to benefits under Section 6.6 after the death of the Participant or Former Participant.

(c)	Disability. Upon termination of employment due to Disability, a Participant will be fully vested in his or her Individual Accounts and the Trustee will hold the Individual Accounts for the Participant’s benefit. The Administrator will credit and adjust the Individual Accounts of a disabled Participant, as provided in Articles III and IV, as of the Valuation Date immediately preceding the date of a distribution pursuant to Section 6.6 below. A disabled Participant will be entitled to benefits under Section 6.6 after the Participant’s date of Disability.

6.2	Eligibility Due To Severance from Employment

If a Participant’s employment with the Employer will terminate for any reason other than retirement, death, or Disability, the Participant will become vested in his or her Individual Accounts as provided in Section 6.3 below, and the Trustee will hold the Nonforfeitable portion of the Participant’s Account Balance in his Individual Accounts for the Participant’s benefit. The Administrator will credit and adjust the Individual Accounts of the terminated Participant, as provided in Articles III and IV, as of the Valuation Date immediately preceding the date of the distribution pursuant to Section 6.6 below. A terminated Participant will be entitled to benefits under this Section 6.2 and Section 6.3 after the Participant’s date of termination.

6.3	Vesting

A Participant to whom Section 6.2 applies will be fully vested at all times in amounts credited to his Participant Contribution Accounts. In addition, the Participant will also be entitled to receive the Nonforfeitable percentage of the balance credited to the Participant’s Employer Contribution Accounts, determined under the following vesting schedule:

Years of Service	Nonforfeitable Percentage
Less than 2 years	0%

At least 2 but less than 3 years	20%

At least 3 but less than 4 years	40%

At least 4 but less than 5 years	60%

At least 5 but less than 6 years	80%

At least 6 years	100%

Notwithstanding the preceding, if a Participant has been granted credit for Years of Service with a Predecessor Employer, such Participant’s Nonforfeitable percentage will be no less than the Participant’s Nonforfeitable percentage with his Predecessor Employer.

The foregoing vesting schedule will also apply for any Plan Year in which the Plan is a Top-Heavy Plan.

6.4	Forfeiture

A Participant to whom this Article applies will forfeit that portion of the amount of his Individual Accounts to which the Participant is not entitled pursuant to Section 6.3 above.

(a)	A Participant who separates from employment without a Nonforfeitable percentage in the Participant’s Employer Contribution Account will be deemed to have received a distribution of his Nonforfeitable Account Balance on the date of separation from employment.

(b)	The amount forfeited under this Section, to the extent attributable to Employer contributions, will remain in the Trust Fund and will be allocated as provided under Section 4.2 as of the Accounting Date of the Plan Year during which the forfeiture event occurred.

6.5	Determination of Amount of Vested Undistributed Account

(a)	If the Trustee pays any amount outstanding to the credit of a Participant in the Participant’s Individual Accounts while the Participant is not fully vested in his Individual Accounts, other than a lump sum distribution that occurs no later than the last day of the second Plan Year following the Plan Year in which the Participant separates from Service, and prior to the Anniversary Date on which the Participant will incur a five (5) year Break in Service, the value of his or her vested and undistributed account will be held in a separate account and will be determined at any time prior to and including the Anniversary Date on which the Participant will incur a five (5) year Break in Service under the following formula.

X = P(AB + (R x D)) - (R x D).

For this formula, the variables represent the following factors:

X is the value of the vested portion of the Participant’s Account;

P is the Participant’s Nonforfeitable percentage at the relevant time;

AB is the Account Balance at the relevant time;

D is the amount of the distribution; and

R is the ratio of the Account Balance at the relevant time to the Account Balance after the distribution.

The nonvested portion of the Participant’s Individual Accounts will be forfeited on the Anniversary Date on which the Participant incurs a five (5) year Period of Severance.

6.6	Payment of Benefits

(a)	As soon as administratively feasible after a Participant separates from employment, and the Administrator has credited and adjusted the Individual Accounts of a Participant, the Trustee will make payments to the Participant or his Designated Beneficiary or Beneficiaries pursuant to Article VIII, subject to the mandatory distribution requirements of Article VII. The Administrator will charge each payment to the Participant’s Individual Accounts and payments will continue until the Nonforfeitable Account Balance is paid to the Participant in full. Notwithstanding the preceding, in the event of a Participant’s death, the Administrator will distribute the Participant’s Individual Accounts no less rapidly than is required under Article VII.

(b)

Unless a Participant elects otherwise, payment of benefits will commence not later than the sixtieth (60th) day after the end of the Plan Year in which the latest of the following events occurs: (i) the date on which the Participant attains the Normal Retirement Age under the Plan; (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the date on which the Participant terminates employment with the Employer. Notwithstanding the foregoing, a Participant may not defer commencement of benefits if such deferral would result in violation of Article VII.

(c)	Notwithstanding the foregoing paragraph, if a Participant separates from employment with the Employer and the Participant’s Nonforfeitable Account Balance is $1,000 or less, the Administrator may direct the Trustee to make immediate distribution to the Participant in the form of a lump sum distribution. For purposes of this paragraph, if the value of an Employee’s Nonfofeitable Account Balance is zero (0), the Employee will be deemed to have received a distribution of his or her Account Balance. However, if such Participant made any Salary Deferral Contributions to the Plan prior to separating from employment, such Participant will not be considered non-vested under the Plan and will not be deemed to have received a distribution of his or her Account Balance. In the event of an involuntary distribution greater than $1,000, but not in excess of $5,000, if the Participant does not elect to receive such distribution or have it paid directly to an Eligible Retirement Plan (as defined in Section 8.2) specified by the Participant in a Direct Rollover, then the Administrator may pay the distribution in a Direct Rollover on behalf of the Participant to an individual retirement account (described in Code Section 408(a)) designated by the Administrator.

The value of a Participant’s Nonforfeitable Account Balance will be determined without regard to that portion of the Account Balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s Nonforfeitable Account Balance as so determined is $1,000 or less, the Plan will immediately distribute the Participant’s entire Nonforfeitable Account Balance.

ARTICLE VII

Mandatory Distribution of Benefits

The Administrator may not direct the Trustee to distribute the Participant’s Nonforfeitable Account Balance, to the Participant or Designated Beneficiary under a method of payment that, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the corresponding Treasury Regulations, revenue rulings, notices, and other guidance published in the Internal Revenue Bulletin. Notwithstanding any provision of the Plan to the contrary, the Plan will (i) apply the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefit rule set forth under Code Section 401(a)(9)(G), and (ii) provide distributions in accordance with the applicable provisions of final Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9, the provisions of which are hereby incorporated into the Plan by reference.

ARTICLE VIII

Forms of Distribution

8.1	Forms of Payment of Benefits

(a)	Whenever a Participant, Former Participant, or Beneficiary is entitled to receive a distribution of benefits, he or she will receive such distribution in the form of a lump sum, payable in cash at the fair market value of the Nonforfeitable Account Balance when distributed.

(b)	Notwithstanding the above, a Participant will have the right to receive payment of his benefits in any optional form of benefit payment to which that Participant would have been entitled under a plan sponsored by a Predecessor Employer in which that Participant was a Participant.

(c)	Notwithstanding the foregoing, a distribution made pursuant to this Section will be subject to the immediate cashout provisions of Section 6.6.

8.2	Direct Rollover Benefit

(a)	Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	Definitions

(i)	Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9), the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any distribution made on account of hardship pursuant to Section 5.2(b) hereof.

A portion of a distribution will not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions or Roth elective deferrals that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(ii)	Eligible Retirement Plan will mean one of the following plans or arrangements, provided such plan or arrangement accepts the Distributee’s Eligible Rollover Distribution:

(A)	An individual retirement account described in Code Section 408(a) or 408A(b);

(B)	An individual retirement annuity plan described in Code Section 408(b)

(C)	An annuity plan described Code Section 403(a);

(D)	A qualified trust described in Code Section 401(a);

(E)	An annuity contract described in Code Section 403(b); and

(F)	An eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.

The definition of Eligible Retirement Plan will also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relation order, as defined in Code Section 414(p).

(iii)	Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p) are Distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct Rollover. A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

(c)	Direct Rollover of Non-Spousal Distribution

(i)	Non-Spouse Beneficiary Rollover Right. For distributions on and after January 1, 2010, an individual other than the Participant’s spouse who is a Designated Beneficiary under the Plan and Code Section 401(a)(9)(E) and the Treasury Regulations thereunder, by a Direct Rollover, may roll over all or any portion of his or her distribution to an individual retirement account the Beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an Eligible Rollover Distribution.

(ii)	Certain Requirements not Applicable. Although a non-spouse Beneficiary may roll over directly a distribution as provided in this Subsection, any distribution made prior to January 1, 2010 is not subject to the Direct Rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f), or the mandatory withholding requirements of Code Section 3405(c)). If a non-spouse Beneficiary receives a cash distribution from the Plan, the distribution is not eligible for a “60-day” rollover right.

(iii)	Trust Beneficiary. If the Participant’s named Beneficiary is a trust, the Plan may make a Direct Rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a “designated beneficiary” within the meaning of Code Section 401(a)(9)(E).

(iv)	Required Minimum Distributions not Eligible for Rollover. A non-spouse Beneficiary may not roll over an amount that is a required minimum distribution, as determined under Code Section 401(a)(9), applicable Treasury Regulations, and other Internal Revenue Service guidance. If the Participant dies before his or her Required Beginning Date and the non-spouse Beneficiary rolls over to an individual retirement account the maximum amount eligible for rollover, the Beneficiary may elect to use either the five (5)-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the individual retirement account that receives the non-spouse Beneficiary’s distribution.

8.3	Election to Receive Benefits

Notwithstanding the foregoing, a Participant who leaves the employment of the Employer before his or her Normal Retirement Date, if any, may elect to leave his or her Nonforfeitable Account Balance under the management of the Trustee, subject to the requirements of Section 6.6 and Article VII. The Trustee will invest and reinvest and will credit and charge the Individual Accounts with their proportionate share of gains and losses of the Trust Fund pursuant to Article IV until the Nonforfeitable Account Balance is paid out to the Former Participant under this Article. The Participant, Former Participant, or Beneficiary will elect the form or forms of payment of benefits permitted in Section 8.1 that the Administrator and Trustee will implement.

8.4	Minority or Disability

During the minority or disability of an individual entitled to receive benefits under this Plan, the court may direct the Administrator to instruct the Trustee to make payments due the individual directly to the individual or to the spouse or a relative or to any individual or institution having custody of the individual. Neither the Administrator nor the Trustee will be required to cause or to verify the application of any payments so made, and the receipt of the payee, including the endorsement of a check or checks, will be conclusive to all interested parties.

8.5	Unclaimed Account Procedure

The Plan does not require either the Trustee or the Administrator to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant’s or Beneficiary’s benefit becomes distributable under Article VI, the Administrator, by certified or registered mail addressed to his or her last known address of record with the Administrator or the Employer, must notify any Participant or Beneficiary, that he or she is entitled to a distribution under this Plan. The notice must quote the provisions of this Section and otherwise must comply with the applicable notice requirements of Article VI. If the Participant, or Beneficiary, fails to claim his or her distributive share or make his or her whereabouts known in writing to the Administrator, then the Administrator will treat the Participant’s or Beneficiary’s unclaimed payable Account Balance as forfeited

If a Participant or Beneficiary who has incurred a Forfeiture of his or her Account Balance under the provisions of the first paragraph of this Section makes a claim, at any time, for the forfeited Account Balance, the Administrator must restore the Participant’s or Beneficiary’s forfeited Account Balance.

Upon termination of the Plan, in lieu of the unclaimed account procedure set forth in this Section, Section 15.6 will apply.

ARTICLE IX

Plan Sponsor and Employers

9.1	Employer Action

Whenever the Employer is permitted or required to do or perform any act under this Plan, it will be done and performed by a person duly authorized to do or perform the act by its legally constituted authority.

9.2	Plan Amendment

(a)	At any time, the Administrator, by formal written action, may amend or modify this Plan in any manner it deems necessary or desirable, retroactively or prospectively, in order to conform the Plan and Trust Fund to any requirement for qualification of the Plan and Trust Fund under the Code or ERISA. Notwithstanding anything to the contrary, any other amendment to the Plan will require the approval or ratification of the Plan Sponsor’s Board of Directors (or a committee thereof).

(b)	A Plan amendment will be in writing and will take effect either after the approval of such amendment, as appropriate, by written resolution of the Administrator or the Plan Sponsor, or, if such authority has been delegated to an officer of the Plan Sponsor, then, alternatively, upon execution of the amendment by such authorized officer. Notwithstanding the preceding, an amendment that impacts the authority or responsibility of the Trustee will become effective only upon the consent of the Trustee.

(c)	Unless it is made to secure the approval of the Commissioner of the Internal Revenue Service or other governmental bureau or agency, no amendment or modification of this Plan will:

(i)	Operate retroactively to reduce or divest the then Nonfofeitable interest in any Individual Accounts or to reduce or divest any benefit then payable hereunder unless all Participants, Former Participants, and Beneficiaries then having Individual Accounts or benefit payments affected thereby will consent to the amendments or modifications;

(ii)	Directly or indirectly affect any Participant’s Nonforfeitable percentage outside the protection of Treasury Regulation Section 1.411(a)(8);

(iii)	Decrease a Participant’s accrued benefit, except to the extent permitted under Code Section 412(c)(8), and reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment, except as permitted by applicable Treasury Regulations. (An amendment reduces or eliminates Code Section 411(d)(6) protected benefits if the amendment has the effect of either: (A) eliminating or reducing a retirement-type subsidy (as defined in applicable Treasury Regulations); or (B) except as provided by applicable Treasury Regulations, eliminating an optional form of benefit. The Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Administrator must disregard an amendment because the amendment would violate clause (A) or clause (B), the Administrator must maintain a schedule of the optional forms of benefit the Plan must continue for the affected Participant); or

(iv)	Affect the rights, duties or responsibilities of the Trustees or the Administrator without the written consent or approval of the Trustee or Administrator.

Notwithstanding the foregoing, no amendment will retroactively decrease a Participant’s accrued benefits or otherwise retroactively place greater restrictions or conditions on a Participant’s rights to Code Section 411(d)(6) protected benefits, even if the amendment adds a restriction or condition that is otherwise permitted under Code Section 411(a), unless otherwise permitted under Treasury Regulation Sections 1.411(d)-3 or 1.411(d)-4. An optional form of benefit hereunder may be eliminated prospectively, provided that the Plan, as amended, will satisfy the requirements of Treasury Regulation Sections 1.411(d)-3(c), (d), or (e) or 1.411(d)-4.

(d)	If the vesting schedule described in Section 6.3 is amended, a Participant’s vested interest in any contribution to which the vesting schedule in Section 6.3 applied, will not be less than the Nonforfeitable percentage determined as of the later of the effective date of the amendment or the date of its adoption. A Participant with at least three (3) Years of Service on the last day of the election period described in this paragraph, may elect to have the Nonforfeitable percentage of the Employer Contribution Accounts determined without regard to the amendment. If a Participant fails to make an election, then the Participant will be subject to the new vesting schedule. The election period will commence on the date the amendment is adopted or deemed to be made and will end sixty (60) days after the latest of:

(i)	The date of the adoption of the amendment;

(ii)	The effective date of the amendment; or

(iii)	The date the Participant receives written notice of the amendment from the Employer or Administrator.

(e)	The Administrator, without the consent of any Employer, may amend the Plan and Trust, from time to time, in order to conform the Plan and Trust Fund to any requirement for qualification of the Plan and Trust Fund under the Code. The Administrator may not amend the Plan in any manner that would modify any election made by an Employer without the Employer’s written consent. Furthermore, the Administrator may not amend the Plan in any manner that would violate the proscriptions of this Section 9.2. The Trustee does not have the power to amend the Plan and Trust Fund.

9.3	Discontinuance, Termination of Plan

(a)	The Plan Sponsor has the right, at any time, to suspend or discontinue its contributions under the Plan to the Trust Fund, and to terminate, at any time, the Plan and the Trust. The Plan will terminate on the first to occur of the following events:

(i)	The date the Plan is terminated by action of the Plan Sponsor;

(ii)	The date the Plan Sponsor is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan; or

(iii)	The dissolution, merger, consolidation or reorganization of the Plan Sponsor or the sale by the Plan Sponsor of all or substantially all of its assets, unless the successor or purchaser elects and makes provision to continue the Plan, in which event the successor or purchaser will substitute itself as the Plan Sponsor under this Plan.

(b)	Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of contributions to the Plan, the Individual Accounts of all Participants, Former Participants, and Beneficiaries will be and become fully vested and Nonforfeitable, notwithstanding the Nonforfeitable percentage that otherwise would apply. The Trustee, in its discretion, may convert some or all of the Trust Fund to cash, and will deduct therefrom all unpaid charges and expenses, except as the same may be paid by the Employer. The Administrator then will adjust the balance of all Individual Accounts on the basis of the net cash balance and fair market value of all property in the Trust Fund. Thereafter, the Trustee will distribute the amount to the credit of each Participant, Former Participant, and Beneficiary in cash, in kind, or partly in cash and partly in kind, as the Administrator will direct. Notwithstanding the foregoing, a distribution made because of a termination of the Plan will be subject to the mandatory distribution requirements of Article VII and the immediate cashout distribution provisions of Section 6.6.

(c)	To the extent that this Plan is maintained as a multiple employer plan, the provisions governing the discontinuance or termination of the Plan with respect to an Employer that is not a Related Employer will be governed under Section 9.5.

9.4	Prohibition Against Reversion to Plan Sponsor or an Employer

Under no circumstances or conditions, other than those specifically provided herein, will the Trust Fund or any portion thereof revert to the Plan Sponsor or any Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants, and Beneficiaries. No amendment or revocation by the Plan Sponsor of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Plan Sponsor or any Employer.

9.5	Adoption by Related Employers

(a)	With the written consent of the Plan Sponsor, any other association, corporation, or other business organization, may adopt this Plan and Trust in its entirety, participate herein and be known as an Employer. The participation of an Employer that is a recipient of Leased Employee services from the Plan Sponsor will be limited to such Leased Employees unless otherwise provided in the Employer’s participation agreement.

(b)	The following requirements will apply to any Employer who elects to adopt this Plan pursuant to this Article:

(i)	Each Employer will be required to use the same Trustee as provided in this Plan.

(ii)	The Trustee may, but will not be required to, commingle, hold, and invest as one (1) Trust Fund all contributions made by Employers and all increments thereof.

(iii)	The transfer of any Participant from or to any Employer participating in this Plan, whether the Participant is an Employee of the Plan Sponsor or an Employer, will not affect the Participant’s rights under the Plan; all amounts credited to the Participant’s Individual Accounts, all accumulated Service with the transferor or Predecessor Employer, and the length of participation in the Plan will continue to the Participant’s credit.

(c)	All rights and values forfeited by termination of employment will inure only to the benefit of the Employees and Participants of the Employer that employed the forfeiting Participant, except, if the Forfeiture is for an Employee whose Employer is a Related Employer. Should an Employee of one (“First”) Employer be transferred to a Related (“Second”) Employer the transfer will not cause the Employee’s Account Balance, generated while an Employee of the First Employer, in any manner or by any amount, to be forfeited. The Employee’s Account Balance for all purposes of the Plan, including length of Service, will be considered as though the Employee had always been employed by the Second Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

(d)	Upon an Employee’s transfer between Employers, the Employee involved will carry accumulated Service. No transfer will effect a termination of employment under this Plan and the Employer to which the Employee transfers will thereupon become obligated under this Plan to the Employee in the same manner as the Employer from whom the Employee transfers.

(e)	Any expenses of the Plan and Trust Fund that are to be paid by the Employer or borne by the Trust Fund will be paid by each Employer in the same proportion that the total amount standing to the credit of all Participants employed by the Employer bears to the total amount standing to the credit of all Participants.

(f)	Any contribution made by an Employer that is a Related Employer will be paid to and held by the Trustee for the exclusive benefit of the Employees of the Employer and the Beneficiaries of the Employees, subject to all the terms and conditions of this Plan. Any payment to the Employer made by an entity that is a recipient of the services of Leased Employees pursuant to a written agreement with the Employer that is deposited with the Trustee will be held by the Trustee for the exclusive benefit of the Participants providing Leased Employee services and their Beneficiaries, subject to all the terms and conditions of this Plan.

(g)	Based on information furnished by each Employer, the Administrator and the Trustee will keep separate books and records concerning the affairs of each Employer and of the Account Balances of the Participants of each Employer. All contributions or payments made by an Employer will be determined separately on the basis of its net profit and total Compensation paid.

(h)	Each Employer indemnifies and holds harmless the other Employers, the Plan Sponsor, the Administrator, the members of the Committee, the Trustee, and each of their employees and agents from and against any and all loss resulting from liability to which the other Employers, the Plan Sponsor, the Administrator, the Trustees, or the members of the Committee, or their employees and agents, may be subjected by reason of the failure by the deemed separate plan of such Employer to satisfy the minimum coverage requirements under Code Section 410(b), the nondiscrimination requirements under Code Sections 401(a)(4), 401(k), and 401(m), Code Section 415 limitations, Code Section 416 top-heavy requirements, and any other qualification requirements that may be applicable to the Employer on a deemed separate plan basis. Further, the Employers and the Plan Sponsor will indemnify and hold harmless the Administrator, the members of the Committee, the Trustee or their employees and agents, from and against any and all loss resulting from liability to which the Administrator and the Committee, or the members of the Committee, and each of their employees and agents, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust Fund or Plan or both, including all expenses reasonably incurred in their defense, in case the Employers or the Plan Sponsor fail to provide such defense. The indemnification provisions of this Section do not relieve the Administrator, any Committee member, or the Trustee, or their employees and agents, from any liability under ERISA for breach of a fiduciary duty. Moreover, the Administrator, the Committee members, the Trustee, the Plan Sponsor, the Employers, and their employees and agents, may execute a letter agreement further delineating the indemnification agreement of this Section, provided the letter agreement is consistent with and does not violate ERISA.

(i)	Each Employer will be deemed to be a part of this Plan. However, each Employer will be deemed to have designated irrevocably the Plan Sponsor as its agent in all of its relations with the Trustee, the Committee, and the Administrator.

(j)	Any Employer will be permitted to discontinue or revoke its participation in this Plan. Upon any discontinuance or revocation, satisfactory evidence thereof, and of any applicable conditions imposed will be delivered to the Trustee. The Trustee will thereafter transfer, deliver, and assign contracts and other Trust Fund assets allocable to the Participants of the Employer to the new plan as will have been designated by the Employer, if it has established a separate employee benefit pension plan for its employees. If no successor plan is designated, the Trustee will retain the assets for the Employees of the Employer under Article IX. No part of the corpus or income of the Trust Fund relating to an Employer will be used for or diverted to purposes other than the exclusive benefit of the Employees of that Employer and the Beneficiaries of the Employees.

(k)	A withdrawal by any Employer without any provision for the continuation of a plan for its Employees or, if the Employer is a recipient of the services of Leased Employees, for its Leased Employees, will constitute a partial termination of the Plan with respect to that Employer. Withdrawal from the Plan by any Employer will not affect the continued operation of the Plan solely with respect to the other Employers; provided, however, in the event of the withdrawal of an Employer that is a member of a group of Related Employers with respect to which the Plan constitutes a single plan and in the event that provision is made for the continuation of a defined contribution plan for its Employers separate and distinct from the Plan herein set forth, the share of the assets of the Trust Fund allocable to such group of Employers that is transferred to such other Plan will be determined by the Administrator subject to the provisions of Section 14.2.

9.6	Authority of Administrator over Employers

The Administrator will have the authority to make any and all necessary rules or regulations binding on all Employers and all Participants and Beneficiaries to effectuate the purposes of this Article.

9.7	Deficiency of Earnings or Profits

If any Employer is prevented in whole or in part from making a contribution to the Trust Fund that it otherwise would have made under the Plan because of having no current or accumulated earnings or profits, or because the earnings or profits are less than the contribution that it otherwise would have made, then so much of the contribution that the Employer was prevented from making may be made for the benefit of the participating Employees of the Employer by the other Employers that are Related Employers. The contribution by each other Employer will be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this Section, which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Employers remaining after adjustment for all contributions made to the Plan without regard to this Section. An Employer on behalf of whose Employees a contribution is made under this Section will not reimburse the contributing Employer unless it has otherwise agreed to do so in writing.

ARTICLE X

The Committee

10.1	Committee Appointment

The Board of Directors of the Plan Sponsor (or a committee thereof) will appoint a Committee consisting of three (3) or more members. The Board of Directors may remove any member of the Committee at any time and a member may resign by written notice to the Board of Directors. Any vacancy in the membership of the Committee will be filled by appointment made by the Board of Directors, but pending the filling of any vacancy, the then members of the Committee may act under this Plan as though they alone constitute the full Committee. The Plan Sponsor will notify the Trustee promptly of the appointment of the Committee and of any change in the membership of the Committee. Upon the termination of the employment of a Committee member with the Employer and all Related Employers, his or her membership on the Committee will be deemed to be resigned effective as of the date on which the member’s employment is terminated.

10.2	Committee Action and Procedure

(a)	Any and all acts and decisions of the Committee will be by at least a majority of the then members. The Committee may delegate to any one or more of its members the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event the Trustee and any other person may accept the notice, document or act without question as having been authorized by the Committee.

(b)	The Committee may, but need not, call or hold formal meetings, and any decisions made or actions taken pursuant to written approval of a majority of the then members will be sufficient.

(c)	The Committee will maintain adequate records of its decisions, which records will be subject to inspection by the Employer and by any Participant, Former Participant, or Beneficiary, but only to the extent that they apply to the individuals.

(d)	The Committee may designate one (1) of its members as chairman and one (1) of its members as secretary and may establish policies and procedures governing it if they are consistent with this Plan.

10.3	Committee Powers and Duties

The Committee will perform the duties and may exercise the powers and discretion given to it in this Plan, and its decisions and actions will be final and conclusive regarding all persons affected thereby. The Committee will exercise its discretion at all times in a nondiscriminatory manner. Subject to any limitations stated in this Plan, the Committee is authorized and empowered with the following powers, rights, and duties:

(a)	To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account Balance, and the Nonforfeitable percentage of each Participant’s Individual Accounts;

(b)	To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are consistent with the terms of this Plan;

(c)	To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan’s operation;

(d)	To direct the Trustee concerning the crediting and distribution of the Trust Fund;

(e)	To review and render decisions respecting a claim for, or denial of a claim for, a benefit under the Plan;

(f)	To furnish the Employer with information that the Employer may require for tax or other purposes;

(g)	To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

(h)	To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose, or direct the Trustee with respect to acquisition or disposition, of any Plan asset under its control; and

(i)	To establish, in its sole discretion, a nondiscriminatory policy, pursuant to this Section, which the Trustee must observe in making loans, if any, to Participants and Beneficiaries.

10.4	Committee Reliance

The Trustee may rely without question on any notices or other documents received from the Committee. The Plan Sponsor and each Employer will furnish the Committee with all data and information available to the Employer, which the Committee may reasonably require to perform its functions under this Plan. The Committee may rely without question on any data or information furnished by the Plan Sponsor and each Employer.

10.5	Committee Authority

Any and all disputes that may arise involving Participants, Former Participants, Beneficiaries, and/or the Trustee will be referred to the Committee, and its decisions will be final and conclusive regarding all affected persons. Furthermore, if any issue arises concerning the meaning, interpretation or application of any provisions of this Plan, the decision of the Committee on any issue will be final.

10.6	Conflicts of Interest

Notwithstanding any other provisions of this Plan, no member of the Committee may vote or otherwise act on any matter involving the Committee member’s rights, benefits, or other participation under this Plan.

10.7	Appointment of Agent and Legal Counsel

The Committee may engage agents to assist it and may engage legal counsel who may be counsel for the Plan Sponsor. All reasonable expenses incurred by the Committee will be paid by the Plan Sponsor.

10.8	Annual Accounting

As soon as administratively feasible after the last day of each Plan Year, but within the time prescribed by ERISA and the applicable Labor Regulations and at least annually, the Committee will advise each Participant, Former Participant, and Beneficiary for whom Individual Accounts are held under this Plan of the then balance in the Participant’s Individual Accounts and the other information ERISA requires to be furnished. No Participant except a member of the Committee will have the right to inspect the records reflecting the Individual Accounts of any other Participant.

10.9	Funding Policy

The Committee will review, not less often than annually, all pertinent Employee information and Plan data to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee must communicate periodically, as it deems appropriate, to the Trustee the Plan’s short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

ARTICLE XI

Administration

11.1	Administrator Appointment

The Committee will be the Administrator of this Plan and will be responsible for filing all reporting and disclosure documents required by the Department of Labor and the Internal Revenue Service in accordance with ERISA, the Code, and the respective regulations. Service of process on the Plan or Trust Fund may be obtained by personal service on the Employer or any Committee member.

11.2	Summary Plan Description

The Administrator will furnish a summary plan description to each Participant within ninety (90) days after becoming a Participant and to each Beneficiary receiving benefits under the Plan within ninety (90) days after beginning to receive benefits. If there is a modification or change in the Plan, the Administrator will furnish to each Participant and each Beneficiary who is receiving benefits, a summary description of the change or modification not later than two hundred ten (210) days after the end of the Plan Year in which the change is adopted.

11.3	Summary Annual Report

The Administrator will furnish to each Participant and each Beneficiary receiving benefits a summary of the Annual Return/Report of the Plan containing a statement of the Plan assets and liabilities, receipts and disbursements, and other information fairly summarizing the Plan’s financial statement within two hundred ten (210) days after the close of each Plan Year, or an extended period as may be permitted by the Secretary of Labor.

11.4	Individual Benefit Statements

The Administrator will furnish to any Participant or Beneficiary receiving benefits, who requests in writing, a statement reporting the total benefits accrued and the Nonforfeitable benefits, if any, which have accrued or the earliest date on which benefits will become Nonforfeitable. In no event will a Participant or Beneficiary be entitled to receive the report described in this Section more than once in every twelve (12) month period.

11.5	Copies of Additional Documents

Upon written request from a Participant or Beneficiary receiving benefits, the Administrator will furnish a copy of any one (1) or all of the following documents: the latest updated summary plan description, the latest annual report, any terminal report, Trust agreement, contract or other instruments under which the Plan was established or is operated. The Administrator may make a reasonable charge to cover the cost of furnishing complete copies.

11.6	Documents Available for Examination

Copies of the Plan description and the latest annual report, Trust agreement, contract or other instruments under which the Plan was established or is operated will be available for examination at the principal office of the Employer by any Participant or Beneficiary receiving benefits. Examination may be made during reasonable hours in person or by agent, accountant, or attorney.

11.7	Notice of Participant Rights under ERISA

The Administrator will furnish to each Participant and to each Beneficiary receiving benefits information on their rights under the Plan and how the rights may be protected by law.

11.8	Notice to Participant on Participant Termination

The Administrator will furnish a statement to a Participant who terminated Service with the Employer for any of the reasons set forth in Articles V through VIII, describing the nature, amount and form of the Nonforfeitable Account Balance, if any, to which the Participant is entitled as soon as administratively feasible after the close of the Plan Year in which the Participant terminated Service.

11.9	Notice to Trustee on Participant Termination

(a)	As soon as practicable after a Participant terminates employment with the Employer for any of the reasons set forth in Article VI, the Administrator will give written notice to the Trustee, including the following information and directions that may be necessary or advisable under the circumstances:

(i)	Name and address of the Participant;

(ii)	Reason the Participant terminated employment with the Employer;

(iii)	Name and address of the Beneficiary or Beneficiaries of a deceased Participant;

(iv)	Nonforfeitable percentage or amount to which the Participant is entitled on termination of employment pursuant to Article VI; and

(v)	Time, manner, and amount of payment to be made pursuant to the Participant’s election under Article VIII.

If a Former Participant or Beneficiary dies, the Administrator will give like notice to the Trustee, but only if the Administrator learns of the death.

(b)	At any time and from time to time after giving the notice provided under this Section, the Administrator may modify the original notice or any subsequent notice by a further written notice or notices to the Trustee, but any action taken or payments made by the Trustee pursuant to a prior notice will not be affected by a subsequent notice.

(c)	A copy of each notice provided under this Section will be mailed by the Administrator to the Participant, Former Participant, or Beneficiary involved, but the failure to send or receive the copy will not affect the validity of any action taken or payment made pursuant thereto.

(d)	Upon receipt of any notice provided under this Section, the Trustee will promptly take any action and make any payments directed in the notice. The Trustee may rely on the information and directions in the notice absolutely and without question. However, the Trustee may inform the Administrator of any error or oversight that the Trustee believes to exist in any notice.

11.10	Claims for Benefits

Normally, whenever a Participant or Beneficiary becomes entitled to benefits under this Plan, the Administrator and the Trustee will automatically initiate procedures to provide for the payment of the benefits. If a Participant or Beneficiary believes that he or she is entitled to the payment of benefits under this Plan and no action is forthcoming from the Administrator or the Trustee, then the Participant or Beneficiary may file a written claim for benefits with the Administrator or the Trustee.

11.11	Appeals of Decisions of the Committee

(a)	If any Participant or Beneficiary (“Claimant”) files a claim for benefits under this Plan and the claim is denied in whole or in part, the Administrator will give notice of the decision to the Claimant in writing setting forth:

(i)	The specific reasons for the denial;

(ii)	A specific reference to pertinent provisions of the Plan, if any, upon which the denial is based;

(iii)	A description of any additional material or information necessary for the Claimant to perfect the claim with an explanation of the necessity therefor; and

(iv)	That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Administrator within sixty (60) days after receipt of the Administrator’s notice of denial of benefits. The Administrator’s notice must further advise the Claimant that failure to appeal the action in writing within the sixty (60) day period will render the Administrator’s determination final, binding and conclusive.

(b)	The written notice will be given to the Claimant as soon as administratively feasible after the decision is made, but not later than sixty (60) days after the claim is filed. The Claimant will have the right to be represented, to review pertinent documents and to present written and oral evidence.

(c)	If the Claimant should appeal to the Administrator, the Claimant or the duly authorized representative, may submit, in writing, issues and comments the Claimant or the duly authorized representative considers pertinent. The Administrator will render the decision on the review and will set forth the specific reasons for the decision with specific references to pertinent provisions. The Administrator will render the decision in writing within sixty (60) days after receipt of the request for review unless special circumstances, such as the need for a hearing, require an extension that will not exceed an additional sixty (60) days.

11.12	Special Rules for Disability Claims

Notwithstanding Sections 11.10 and 11.11 above, the following rules and procedures will apply to claims and appeals arising on account of a Participant’s Disability.

(a)	Disability Benefit Claims. The Administrator will review all claims for Disability benefits, and will notify the Claimant of any adverse benefit determination within a reasonable period of time, but generally no later than forty five (45) days after receipt of the claim by the Plan. Such notice will contain the information required under Section 11.11(a) above.

(i)	This initial forty five (45)-day period may be extended up to an additional thirty (30) days, where the Administrator determines that the extension is necessary due to matters beyond the control of the Plan. The Administrator will notify the Claimant of any extension before the expiration of the initial forty five (45)-day period. This notice will indicate the special circumstances requiring an extension and the date by which the Administrator expects to render a decision. This notice will also specifically explain the standards on which entitlement to a claim is based, the unresolved issues that prevent a decision, and any additional information needed to resolve these issues. Where the Administrator determines that a second thirty (30)-day extension is necessary due to matters beyond the control of the Plan, a similar extension notice will be provided to the Claimant before the end of the first thirty (30)-day extension period.

(ii)	The Claimant will have an additional forty five (45) days from receipt of an extension notice to provide any additional specified information. The period for making the benefit determination will be suspended until the Claimant provides this information. A Claimant’s failure to respond to a request for additional information within forty five (45) days, however, will lead to an adverse determination on his or her claim.

(b)	Disability Benefit Appeals. A Claimant may file an appeal of an adverse determination on a Disability benefit claim within one hundred eighty (180) days following receipt of a notification of the adverse determination.

(i)	The review will not afford deference to the initial adverse determination, and the review will be conducted by an appropriate Named Fiduciary of the Plan who is neither the individual who made the initial adverse determination, nor that individual’s subordinate.

(ii)	In deciding the appeal of any adverse determination that is based in whole or in part on medical judgment, the appropriate Named Fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The health care professional engaged for this purpose will be an individual who was neither consulted in connection with the initial adverse determination, nor any subordinate of such person. The Named Fiduciary will identify any medical or vocational experts whose advice was obtained in connection with a Claimant’s adverse determination, without regard to whether the advice was relied upon in making the benefit determination.

(iii)	The Claims Administrator will notify the claimant of its benefit determination in writing within a reasonable period following receipt of the claimant’s request for review, but no later than forty five (45) days after receipt of the Claimant’s appeal.

ARTICLE XII

Investment of Trust Assets

12.1	Appointment of Trustee

The Plan Sponsor will determine the number of Trustees, will appoint such Trustees, and may at any time, and from time to time, increase or decrease the number of Trustees. The Plan Sponsor may remove any Trustee at any time and appoint a successor Trustee or Trustees or reduce the number of Trustees (but not to less than one). The Trustee or Trustees will have such rights, powers, and duties as will from time to time be specified in or determined pursuant to the Trust Agreement. The Trust Agreement will form a part of the Plan, and the Trust Fund assets will be administered in accordance with the terms of the Plan and the Trust Agreement.

12.2	Investment of Accounts

(a)	All Individual Accounts will be invested and reinvested by the Trustee in accordance with Participant direction, as provided herein.

(i)	Each Participant, in his written application for participation or through such other means as may be authorized by the Administrator, if any, will direct the Administrator and the Trustee as to which Investment Fund(s) he wishes to utilize and the percentage of his Individual Accounts he wishes to have invested in each fund.

(ii)	A Participant may change his designation of the manner for investment of such Participant’s Individual Accounts, or current contributions made on behalf of or by the Participant, or both, to any other manner permitted hereunder. This change may be made in writing to the Administrator or through such other means as may be authorized by the Administrator, if any. A change will be applicable as soon as administratively feasible following its delivery to the Trustee. In order to comply with applicable federal or state securities laws, the Administrator may establish such rules with respect to the change of investment designation by Participants as it will deem necessary or advisable to prevent possible violations of such laws.

(iii)	To the extent a Participant fails to direct the investment of all or any portion of his or her Individual account, the Administrator will direct the Trustee to invest such Individual Accounts in one of the Investment Funds available for the Participants to choose among, in accordance with applicable Labor Regulations.

The Administrator may permit a Participant to make an election under this Section through any electronic or telephonic means authorized by the Administrator.

(b)	Investment Funds. The Administrator will select the “Investment Funds” available under the Plan in accordance with a separate written investment policy. The Administrator will select and maintain such Investment Funds in accordance with the Administrator’s written investment policy. Such Investment Funds will be communicated to Participants in writing. All Individual Accounts will be allocated by the Administrator to the Investment Funds specified in the separate written investment policy. Dividends, interest, and other distributions will be reinvested in the same Investment Fund from which they are received.

Except as otherwise provided, the assets of each Investment Fund will be invested exclusively in shares of the registered investment company designated by the Administrator, provided that such shares constitute securities described in ERISA Section 401(b)(1). Amounts invested in any such Investment Fund in amounts estimated by the Trustee to be needed for cash withdrawals, or in amounts too small to be reasonably invested, or in amounts that the Trustee deems to be in the best interest of the Participants, may be retained by the Trustee in cash or invested temporarily.

12.3	Income and Expenses

(a)	The dividends, capital gains distributions, and other earnings received on an Investment Fund that is specifically credited to a Participant’s or Former Participant’s separate Individual Accounts under the Plan will be allocated to such separate Individual Accounts and immediately reinvested, to the extent practicable, in additional shares of such Investment Fund.

(b)	Fees charged by the Trustee and other expenses of operating the Trust will be paid by the Employers or, in the absence of such payments (that are not obligatory), out of the general Trust Fund assets and charged to the separate Individual Accounts of all Participants and Former Participants under the Plan in the ratio that the fair market value of each such Individual Account bears to the total fair market value of all separate Individual Accounts; provided, however, that such amounts will be adjusted to reflect any revenue sharing payments received from an Investment Fund.

12.4	Exclusive Benefit

The Plan and the Trust Fund are established and will be maintained for the exclusive benefit of the Participants, Former Participants, and their Beneficiaries. Subject to the exceptions expressly set forth in the Plan or the Trust Agreement, no part of the Trust Fund assets may ever revert to an Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants, and Beneficiaries.

12.5	Valuation

The value of each Participant’s Individual Accounts will be determined as of each Valuation Date, on the basis of the fair market value of the assets allocated to each such Participant’s Individual Accounts, as appraised by the Trustee.

(a)	As of each Valuation Date, the Administrator will determine the fair market value of each Investment Fund being administered by the Trustee. With respect to each such Investment Fund, the Administrator will determine (i) the change in value between the current Valuation Date and the then last preceding Valuation Date, (ii) the net gain or loss resulting from expenses paid (including fees and expenses, if any, which are to be charged to such Investment Fund), and (iii) realized and unrealized gains and losses.

The transfer of funds to or from an Investment Fund and payments, distributions, and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries will not be deemed to be gains, expenses, or losses of an Investment Fund.

As of each Valuation Date, the Administrator will direct the Trustee to allocate the net gain or loss of each Investment Fund on the Valuation Date to the accounts of Participants participating in such Investment Fund on such Valuation Date. Contributions and rollovers received and credited to Participants’ Individual Accounts as of such Valuation Date, or as of an earlier date since the last preceding Valuation Date will not be considered in allocating gains or losses allocated to Participants’ accounts.

(b)	The reasonable and equitable decision of the Administrator as to the value of each Investment Fund, and of any Individual Account as of each Valuation Date will be conclusive and binding upon all persons having any interest, direct or indirect, in the Investment Funds or in any account.

12.6	Investment Policy

The Trustee will be obliged only to use good faith and to exercise its honest judgment as to what investments are from time to time in the best interests of the Trust Fund and the Participants and their Beneficiaries. Furthermore, the Trustee may hold any portion of the Trust Fund in cash and uninvested whenever it deems such holding necessary or advisable.

12.7	Divestment of Employer Securities

(a)	Rule Applicable to Salary Deferral Contributions. For Plan Years beginning after December 31, 2006, if any portion of the Individual Accounts of a Participant (including a Beneficiary entitled to exercise the rights of a Participant) attributable to Salary Deferral Contributions is invested in publicly-traded Employer securities, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options that satisfy the requirements of Subsection (c).

(b)	Rule Applicable to Employer Contributions. If any portion of a Participant’s Individual Accounts attributable to Matching Contributions or Profit Sharing Contributions is invested in publicly-traded Employer securities, then a Participant who has completed at least three (3) Years of Service, or a Beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Subsection (c).

(c)	Investment Options. For purposes of this Section, other investment options must include not less than three (3) investment options, other than Employer securities, to which the Participant may direct the proceeds of divestment of Employer securities required by this Section, each of which is diversified and has materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in regulations, the Plan may not impose restrictions or conditions on the investment of Employer securities that the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under Internal Revenue Service Notice 2006-107 or other applicable guidance.

(d)	Treatment as Publicly-Traded Employer Securities. Except as provided in Treasury Regulations or in Code Section 401(a)(35)(F)(ii) (relating to certain controlled groups), a plan holding Employer securities that are not publicly-traded Employer securities is treated as holding publicly-traded Employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code Section 401(a)(35)(F)(iii)) has issued a class of stock that is a publicly-traded Employer security.

ARTICLE XIII

Participant Loans

13.1	General

Unless otherwise provided by the Administrator, the Plan authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or Beneficiary in accordance with the written loan policy established by the Administrator, provided (i) the loan policy satisfies the requirements of Code Section 72(p); (ii) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (iii) any loan is adequately secured and bears a reasonable rate of interest; (iv) the loan provides for repayment within a specified time; (v) the default provisions of the note prohibit offset of the Participant’s Nonforfeitable Account Balance prior to the time the Trustee otherwise would distribute the Participant’s Nonforfeitable Account Balance; and (vii) the loan otherwise conforms to the exemption provided by Code Section 4975(d)(1).

13.2	Loan Policy

If the Administrator adopts a loan policy, pursuant to Section 10.3(i), the loan policy must be a written document and must include (i) the identity of the person or positions authorized to administer the Participant loan program; (ii) a procedure for applying for the loan; (iii) the criteria for approving or denying a loan; (iv) the limitations, if any, on the types and amounts of loans available; (v) the procedure for determining a reasonable rate of interest; (vi) the types of collateral that may secure the loan; and (vii) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. This Section specifically incorporates any written loan policy adopted by the Administrator as part of this Plan.

13.3	Special Rules under USERRA for Loan Repayments.

Loan repayments will be suspended under this Plan, as permitted under Code Section 414(u)(4), on behalf of those Participants who are on an authorized leave of absence pursuant to qualified military service.

ARTICLE XIV

Rollovers, Mergers, and Direct Transfers

14.1	Participant Rollover Contributions

Any Participant who has the Employer’s written consent and who has filed with the Trustee the form prescribed by the Administrator may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a Rollover Contribution that the Code permits an Employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a Rollover Contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution that the Code permits an Employee to make to a qualified plan. A Rollover Contribution is not an Annual Addition for purposes of Code Section 415.

An Eligible Employee, prior to satisfying the Plan’s conditions, may make a Rollover Contribution to the Trust Fund to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust Fund prior to satisfying the Plan’s eligibility conditions, the Administrator and Trustee must treat the Eligible Employee as a Participant for all purposes of the Plan except the Eligible Employee is not a Participant for purposes of sharing in Employer contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan. If the Eligible Employee has a termination of employment prior to becoming a Participant, the Trustee will distribute the Rollover Account to the individual.

For any Rollover Contribution, the following requirements will be met:

(a)	The Administrator will maintain a Participant’s Rollover Contributions in a separate Rollover Account.

(b)	Except with respect to a Plan asset properly subject to Employer, Participant, or Administrator direction of investment, the Trustee will invest the Rollover Contribution in a segregated investment Rollover Account for the Participant’s sole benefit unless the Trustee, in its sole discretion, agrees to invest the Rollover Contribution as part of the Trust Fund. The Trustee will not have any investment responsibility for a Participant’s segregated Rollover Account. The Participant, however, from time to time, may direct the Trustee in writing on the investment of the segregated Rollover Account in an Investment Fund. A Participant’s segregated Rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Valuation Date, the Administrator will allocate and credit the net income or charge the net loss from a Participant’s segregated Rollover Account and credit or charge respectively the increase or decrease in the fair market value of the assets of a segregated Rollover Account solely to that Rollover Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, because of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer, and distribute a Rollover Contribution in the same manner as any Employer contribution made to the Trust Fund.

(c)	A Participant’s Rollover Contributions will not be forfeitable nor reduce in any way the obligations of the Employer under this Plan.

(d)	The Plan will accept a direct rollover of an eligible rollover distribution from: (i) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (ii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; and (iii) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(e)	The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

14.2	Mergers and Direct Transfers

To the extent directed by the Administrator, the Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), and to accept the direct transfer of Plan assets or to transfer plan assets, as a party to any agreement. Further, the Trustee may permit the transfer of Plan assets to an individual retirement account or an individual retirement annuity. However, the Trustee, before any merger or direct transfer is consummated, will be satisfied that the holding of any transferred assets is permitted by the transferee trusts. In addition, the Trustee must reasonably determine, prior to permitting such a transfer, that the transferee plan will continue the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) on any transferred amounts that are attributable to Salary Deferral Contributions of Participants. When the Trustee is so satisfied, the Trustee will accept the direct transfer of plan assets or will cause to be transferred the assets directed to be transferred. The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions. If the Trustee accepts a direct transfer of plan assets, the Administrator and Trustee must treat the Employee as a Participant for all purposes of the Plan except that the Employee is not a Participant for purposes of sharing in any Employer contributions or Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan.

The Trustee may not consent to, or be a party to, any merger or consolidation with another plan or to a transfer of assets and liabilities to another plan, unless, immediately after the merger, consolidation or transfer the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the plan terminated immediately before the merger, consolidation, or transfer.

14.3	Rules Concerning Certain Rollovers, Mergers, and Direct Transfers

The Trustee will hold, administer, and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Individual Accounts for the benefit of the Employees on whose behalf the Trustee accepted the transfer to reflect the value of the transferred assets.

The Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 9.2(c)(iii).

If the Plan receives a direct transfer, by merger or otherwise, of Salary Deferral Contributions, or amounts treated as Salary Deferral Contributions, under a plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Salary Deferral Contributions.

ARTICLE XV

Exclusive Benefit

15.1	Exclusive Benefit

Except as otherwise provided, no Employer will have a beneficial interest in any asset of the Trust Fund and no part of any asset in the Trust Fund may ever revert to or be repaid to an Employer, either directly or indirectly. Further, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, no part of the corpus or income of the Trust Fund, or any asset of the Trust Fund, may be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. No amendment or revocation by the Administrator or Plan Sponsor of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

15.2	Denial of Request for Approval

Any contribution to the Trust Fund associated with this Plan is conditioned on qualification of the Plan under applicable Code Sections and of the exemption of the Trust Fund created under the Plan under Code Section 501(a). If the Commissioner of the Internal Revenue Service, upon the Plan Sponsor’s request for approval of this Plan and Trust, determines that the Plan is not qualified or the Trust Fund is not exempt, then the Trustee may return to the Employer, within one (1) year after the date of final disposition of the Plan Sponsor’s request for initial approval, any contribution made by the Employer, and any increment attributable to the contribution.

15.3	Mistake of Fact

Notwithstanding any contrary provision in this Plan, if a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one (1) year after the payment of the contribution. The amount of the mistaken contribution is equal to the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact. Earnings attributable to mistaken contributions may not be returned to the Employer, but losses attributable thereto will reduce the amount to be returned.

15.4	Disallowance of Deduction

Notwithstanding any contrary provision in this Plan, any contributions by the Employer to the Plan and Trust are conditioned on the deductibility of the contribution by the Employer under the Code. To the extent any deduction is disallowed, the Employer, within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision in a court of competent jurisdiction, may demand repayment of the disallowed contribution, and the Trustee will return the contribution within one (1) year following the disallowance. Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto will reduce the amount to be returned.

15.5	Spendthrift Clause

Except as provided below, no Participant, Former Participant, or Beneficiary will have the right to anticipate, assign, or alienate any benefit provided under the Plan and the Trustee will not recognize any anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution, or other legal or equitable process. All provisions of this Plan will be for the exclusive benefit of those designated herein. These restrictions will not apply in the following case(s):

(a)	Distributions Pursuant to Qualified Domestic Relations Orders. The Administrator may direct the Trustee under the nondiscriminatory policy adopted by the Administrator to pay an Alternate Payee designated under a qualified domestic relations order as defined in Code Section 414(p) or any domestic relations order entered before January 1, 1985 if payment of benefits pursuant to the order has commenced as of that date. To the extent provided under a qualified domestic relations order, a former spouse of a Participant will be treated as the spouse or for all purposes of the Plan.

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be qualified: (i) solely because the order is issued after, or revises, another domestic relations order; or (ii) solely because of the time at which the order is issued, including issuance after the Participant’s death.

(b)	Participant Loans. If a Participant, Former Participant, or Beneficiary who has become entitled to receive payment of benefits under this Plan is indebted to the Trustee, by virtue of a Participant loan, the Administrator may direct the Trustee to pay the indebtedness and charge it against the Account Balance of the Participant, Former Participant, or Beneficiary.

(c)	Distributions Under Certain Judgments and Settlements. Nothing contained in this Plan prevents the Trustee from complying with a judgment or settlement that requires the Trustee to reduce a Participant’s benefits under the Plan by an amount that the Participant is ordered or required to pay to the Plan if each of the following criteria are satisfied:

(i)	The order or requirement must arise –

(A)	Under a judgement or conviction for a crime involving the Plan;

(B)	Under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with an actual or alleged violation of Part 4 of Title I of ERISA; or

(C)	Under a settlement agreement with either the Secretary of Labor or the Pension Benefit Guarantee Corporation and the Participant in connection with an actual or alleged violation of Part 4 of Title I of ERISA by a fiduciary or any other person.

(ii)	The decree, judgment, order, or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits under the Plan.

15.6	Termination

Upon termination of the Plan, in lieu of the distribution provisions of Article VIII, the Administrator will direct the Trustee to distribute each Participant’s Nonforfeitable Account Balance, in a single sum, as soon as administratively feasible after the later of the termination of the Plan or the receipt of a favorable determination letter from the Internal Revenue Service, if an application is filed, irrespective of the present value of the Participant’s Nonforfeitable Account Balance and whether the Participant consents to that distribution. This paragraph applies only if:

(a)	The Plan does not provide an annuity option;

(b)	The Plan is a profit sharing plan on its termination date; and

(c)	As of the period between the Plan termination date and the final distribution of assets, the Employer does not maintain any other defined contribution plan (other than an employee stock ownership plan).

For Participants or Beneficiaries who cannot be located upon Plan termination, and whose Nonforfeitable Account Balance exceeds $1,000, to liquidate the Trust, the Trustee will purchase a deferred annuity contract, distribute the benefits to an individual retirement account, or transfer the account to an ongoing qualified plan of the Employer or a Related Employer. If the Administrator distributes the lost Participant’s or Beneficiary’s benefits to an individual retirement account or purchases an annuity, and the Participant’s or Beneficiary’s whereabouts remain unknown for the duration of the escheat period, the benefits will ultimately escheat to the state under applicable state law.

Notwithstanding the foregoing, distributions may not be made following termination of the Plan if the Plan Sponsor establishes or maintains an alternative defined contribution plan as described in Treasury Regulation Section 1.401(k)-1(d)(4)(i).

ARTICLE XVI

Construction

16.1	Headings

The headings in this Plan are for convenience only and will not be considered in construing this Plan.

16.2	Context

In this Plan, wherever the context of the Plan dictates, words used in the masculine may be construed in the feminine, the plural includes the singular and the singular includes the plural.

16.3	Employment Not Guaranteed

Nothing contained in this Plan, or regarding the establishment of the Plan or Trust Fund, or any modification or amendment to the Plan or Trust Fund, or in the creation of any Individual Accounts, or the payment of any benefit, will be construed as giving any Employee, Participant, or Beneficiary any right to continue in the employment of the Employer, any legal or equitable right against the Administrator, against the Employer, its stockholders, officers, or directors, or against the Trustee, except as expressly provided by the Plan, the Trust Fund, ERISA, or by separate agreement. Employment of all persons by the Employer will remain subject to termination by the Employer to the same extent as if this Plan had never been executed.

16.4	Waiver of Notice

Any person entitled to notice under the Plan may waive the notice unless the Code or Treasury Regulations prescribe the notice or ERISA specifically or impliedly prohibits a waiver.

16.5	State Law

This Plan and each of its provisions will be construed and their validity determined by the laws of the State of Oklahoma and applicable Federal law to the extent Federal statute supersedes Oklahoma law.

16.6	Parties Bound

This Plan will be binding on all persons entitled to benefits under the Plan, their respective heirs and legal representatives, on the Employer, its successors and assigns, and on the Trustee, the Administrator, and their successors.

16.7	Severance

If any provisions of this Plan will be invalid or unenforceable, the remaining provisions will continue to be fully effective.

16.8	Employees in Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and Service credits, with respect to qualified military service, will be provided in accordance with Code Section 414(u).

(a)	Death Benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(b)	Benefit Accrual. Continued benefit accruals pursuant to the HEART Act are not provided under the Plan.

(c)	Differential Wage Payments. For years beginning after December 31, 2008,

(i)	An individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment;

(ii)	The differential wage payment is treated as Compensation; and

(iii)	The Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

(d)	Severance from Employment. Notwithstanding Subsection (c)(i), for purposes of Code Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

(i)	If an individual elects to receive a distribution by reason of severance from employment, death, or Disability, the individual may not make Salary Deferral Contributions during the six (6)-month period beginning on the date of the distribution.

(ii)	Subsection (c)(iii) applies only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms, and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

IN WITNESS WHEREOF, the Plan Sponsor, SONIC CORP., has caused this instrument to be executed on October 1, 2010.

SONIC CORP.

By:	/s/ Claudia San Pedro

Title:	Vice President of Investor Relations and Treasurer